Exhibit 4.28
Execution version

Dated 21 June 2018
$12,750,000
TERM LOAN FACILITY
SBI LYNX SHIPPING COMPANY LIMITED
as Borrower
and
SCORPIO BULKERS INC.
as Guarantor
and
BNP PARIBAS
as Mandated Lead Arranger
and
THE FINANCIAL INSTITUTIONS
listed in Part B of Schedule 1
as Lenders
and
BNP PARIBAS
as Facility Agent
and
BNP PARIBAS
as Security Agent

FACILITY AGREEMENT
relating to
the financing of part of the purchase price of one Kamsarmax bulk carrier with hull number YZJ2015-2215 (tbn "SBI Lynx")
currently under construction at Jiangsu New Yangziijang Shipbuilding Co. Ltd, China

Index
Clause    Page

Section 1 Interpretation    2
1    Definitions and Interpretation    2
Section 2 The Facility    25
2    The Facility    25
3    Purpose    25
4    Conditions of Utilisation    25
Section 3 Utilisation    27
5    Utilisation    27
Section 4 Repayment, Prepayment and Cancellation    30
6    Repayment    30
7    Prepayment and Cancellation    31
Section 5 Costs of Utilisation    34
8    Interest    34
9    Interest Periods    35
10    Changes to the Calculation of Interest    35
11    Fees    37
Section 6 Additional Payment Obligations    38
12    Tax Gross Up and Indemnities    38
13    Increased Costs    41
14    Other Indemnities    43
15    Mitigation by the Finance Parties    45
16    Costs and Expenses    46
Section 7 Guarantee    47
17    Guarantee and Indemnity    47
Section 8 Representations, Undertakings and Events of Default    50
18    Representations    50
19    Information Undertakings    55
20    Financial Covenants    58
21    General Undertakings    59
22    Insurance Undertakings    65
23    Ship Undertakings    70
24    Security Cover    75
25    Application of Earnings    76
26    Events of Default    78
Section 9 Changes to Parties    82
27    Changes to the Lenders    82
28    Changes to the Obligors    87
Section 10 The Finance Parties    88
29    The Facility Agent, the Mandated Lead Arranger and the Reference Banks    88

30    The Security Agent    98
31    Conduct of Business by the Finance Parties    112
32    Sharing among the Finance Parties    112
Section 11 Administration    114
33    Payment Mechanics    114
34    Set-Off    117
35    Contractual recognition of Bail-In    117
36    Notices    117
37    Calculations and Certificates    119
38    Partial Invalidity    119
39    Remedies and Waivers    119
40    Settlement or Discharge Conditional    120
41    Irrevocable Payment    120
42    Amendments and Waivers    120
43    Confidentiality    122
44    Confidentiality of Funding Rates and Reference Bank Quotations    125
45    Counterparts    127
Section 12 Governing Law and Enforcement    128
46    Governing Law    128
47    Enforcement    128

Schedules

Schedule 1 The Parties    129
Part A The Obligors    129
Part B The Original Lenders    130
Part C The Servicing Parties    131
Schedule 2 Conditions Precedent    132
Part A Conditions Precedent to Utilisation Request    132
Part B Conditions Precedent to delivery date    134
Part C Conditions subsequent    136
Schedule 3 Requests    137
Schedule 4 Form of Transfer Certificate    138
Schedule 5 Form of Assignment Agreement    140
Schedule 6 Form of Compliance Certificate    143
Schedule 7 Timetables    144

Execution

Execution Pages    145

THIS AGREEMENT is made on _____ June 2018

PARTIES

(1)
SBI LYNX SHIPPING COMPANY LIMITED, a corporation incorporated in the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Republic of the Marshall Islands, as borrower (the "Borrower")

(2)
SCORPIO BULKERS INC., a corporation incorporated in the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Republic of the Marshall Islands, as guarantor (the "Guarantor")

(3)
BNP PARIBAS, a French société anonyme registered with the Registre du Commerce et des Sociétés of Paris under number 662 042 449 with its registered office at 16 Boulevard des Italiens, 75009 Paris, France, as mandated lead arranger (the "Mandated Lead Arranger")

(4)	THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Parties) as lenders (the "Original Lenders")

(5)
BNP PARIBAS, a French société anonyme registered with the Registre du Commerce et des Sociétés of Paris under number 662 042 449 with its registered office at 16 Boulevard des Italiens, 75009 Paris, France, as agent of the other Finance Parties (the "Facility Agent")

(6)
BNP PARIBAS, a French société anonyme registered with the Registre du Commerce et des Sociétés of Paris under number 662 042 449 with its registered office at 16 Boulevard des Italiens, 75009 Paris, France, as security agent for the Secured Parties (the "Security Agent")

BACKGROUND
The Lenders have agreed to make available to the Borrower a facility of up to the lesser of: (i) $12,750,000, (ii) 50 per cent. of the Contract Price and (iii) 50 per cent. of the Market Value for the purpose of financing part of the Contract Price of the Ship which is to be constructed by the Builder for, and purchased by, the Borrower pursuant to the Shipbuilding Contract.

OPERATIVE PROVISIONS

Section 1
Section 2
Section 3Interpretation

1	Definitions and Interpretation

1.	Definitions
In this Agreement:
"Account Bank" means BNP Paribas (Suisse) SA, a Swiss société anonyme acting through its office at Place de Hollande 2, CP CH-1211, Geneva 11, Switzerland.
"Accounts" means the Earnings Account and the Retention Account.
"Account Security" means a document creating Security over any Account in agreed form.
"Advance" means the borrowing of the Loan under this Agreement.
"Affected Lender" has the meaning given to it in paragraph (b) of Clause 10.3 (Market disruption).
"Affiliate" means, in relation to any person, any other person that, directly or indirectly, controls, is controlled by or is under common control with such person or is a director or officer of such person, and for the purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a person means the possession, direct or indirect, of the power to vote 20% or more of the voting stock of such person or to direct or cause direction of the management and policies of such person, whether through the ownership of voting stock, by contract or otherwise.
"Approved Brokers" means any international reputable firm of insurance brokers approved in writing by the Facility Agent, acting with the authorisation of the Lenders.
"Approved Classification" means the highest available classification with an Approved Classification Society.

"Approved Classification Society" means any classification society which is a member of the International Association of Classification Societies approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders.
"Approved Closing Procedure" means a procedure whereby the Advance may be combined with funds of the Borrower to pay all sums payable by the Borrower to the Seller pursuant to the Shipbuilding Contract by being remitted at least three Business Days prior to the Delivery Date as required pursuant to the Shipbuilding Contract, on the request of the Borrower to a suspense account held with the Seller's bank on the basis of instructions set out in an MT199 SWIFT message providing that such amount is to be held to the order of the Facility Agent and not to be released to the Seller until a named representative of the Facility Agent countersigns the protocol of delivery and acceptance for the Ship as between the Borrower and the Seller, such MT199 SWIFT message to include such other terms as the Facility Agent may require including, without limitation, a return of proceeds provision if the Delivery Date has not occurred within 10 Business Days of the date of the MT199 SWIFT message.
"Approved Commercial Manager" means:

(a)
Scorpio Commercial Management S.A.M. of 9, Boulevard Charles III, Monte Carlo, the Principality of Monaco or any of its Affiliates or Subsidiaries, or any Affiliates or Subsidiaries of the Guarantor; or

(b)
any other company proposed by the Guarantor, which the Facility Agent may, acting with the authorisation of the Lenders, approve (such approval not to be unreasonably withheld or delayed) from time to time as the commercial manager of the Ship.

"Approved Flag" means the Republic of the Marshall Islands, the Republic of Liberia, Singapore or such other flag approved in writing by the Facility Agent acting with the authorisation of the Lenders.
"Approved Manager" means the Approved Commercial Manager and/or the Approved Technical Manager.
"Approved Pooling Arrangement" means the Scorpio Bulkers Kamsarmax Pool and any other pooling arrangement:

(a)	run by any Affiliate of the Approved Commercial Manager; or

(b)	proposed by the Borrower and approved in writing by the Facility Agent (acting on the instructions of the Majority Lenders) prior to the Ship's entry into such pooling arrangement.
"Approved Pooling Charter" means any charter relating to the Ship where the charterer is an Affiliate of the Guarantor or is entered into pursuant to an Approved Pooling Agreement.
"Approved Technical Manager" means:

(a)	Scorpio Ship Management S.A.M. of 9, rue de Gabian, MC98000, the Principality of Monaco or any of its Affiliates or Subsidiaries, or any Affiliates or Subsidiaries of the Guarantor;

(b)
any of (i) V. Ships Ship Management of 1st Floor, 63 Queen Victoria Street, EC4N 4UA, London, United Kingdom, (ii) D'Amico International Shipping of 20 Boulevard de Suisse, Monte Carlo, MC98000, the Principality of Monaco, (iii) Hellespont Shipping of 93 Leoforos Posidonos, 16674, Glyfada, Greece and (iv) C.P. Offen Tankschiffreederei (GmbH & Co.) KG of Bleichenbruecke 10, 20354, Hamburg, Germany; or

(c)
any other company proposed by the Guarantor, which the Facility Agent may, acting with the authorisation of the Lenders, approve (such approval not to be unreasonably withheld or delayed) from time to time as the technical manager of the Ship.

"Approved Valuer" means any of: (i) Braemar Seascope Limited, (ii) Clarkson PLC, (iii) RS Platou, (iv) Galbraith's Ltd., (v) Maersk Brokers, (vi) Fearnleys or any international reputable firm of independent sale and purchase shipbrokers approved in writing by the Facility Agent, acting with the authorisation of the Lenders.
"Assignment Agreement" means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.
"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, legalisation or registration.
"Availability Period" means the period from the date of this Agreement until the earlier of:

(a)	the Delivery Date of the Ship; and

(b)	15 October 2018;
or such other date as the Lenders and the Borrower may agree.
"Available Amounts" means amounts readily available for drawing by the Guarantor under committed revolving credit facilities with a maturity date in excess of twelve (12) months and which remain undrawn and could be drawn for general working capital or other general corporate purposes and provided that no event of default has occurred and is continuing under any such revolving credit facility and the Guarantor is entitled to borrow under such committed revolving credit facility.
"Available Commitment" means a Lender's Commitment minus:

(a)	the amount of its participation in the outstanding Loan; and

(b)	in relation to the proposed Utilisation, the amount of its participation in the Advance that is due to be made on or before the proposed Utilisation Date.
"Available Facility" means the aggregate for the time being of each Lender's Available Commitment.
"Bail-In Action" means the exercise of any Write-down and Conversion Powers.
"Bail-In Legislation" means:

(a)
in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)	in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.
"Break Costs" means the amount (if any) by which:

(a)
the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in the Loan or an Unpaid Sum to the last day of the current Interest Period in relation to the Loan, the relevant part of the Loan or that Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds

(b)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

"Builder" means (i) Jiangsu New Yangziijang Shipbuilding Co., Ltd., a company incorporated in the People's Republic of China whose registered office is at Jingjiang Park of Jiangyin Economic Development Zone1, Jingjiang City, Jiangsu Province, the People's Republic of China, and (ii) Jiangsu Yangzijiang Shipbuilding Co., Ltd., a company incorporated in the People's Republic of China whose registered office is at 38 Shiyugang Road, Jiangyin City, Jiangsu Province, the People's Republic of China.
"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in Paris, London, New York, Geneva, Amsterdam and, in relation to and for the purposes of Clause 5 only, including the definition of Approved Closing Procedure, Shanghai.
"Capitalised Lease" means, as applied to any person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such person, as lessee, in conformity with US GAAP, is required to be capitalized on the balance sheet of such person.
"Capitalised Lease Obligation" means the rental obligations under a Capitalised Lease.
"Cash Equivalents" means:

(a)	securities issued or directly and fully guaranteed or insured by the US or any agency or instrumentality thereof (provided that the full faith and credit of the US is pledged in support thereof);

(b)
time deposits, certificates of deposit or deposits held with any commercial bank of recognized standing organised under the laws of the US, any state thereof or any foreign jurisdiction having capital and surplus in excess of $500,000,000;

(c)	time deposits, certificates of deposit or deposits held with any Lender; and

(d)	such other securities or instruments as the Majority Lenders shall agree in writing,

and in respect of both (a) and (b) above, with a Rating Category of at least "A+" by S&P and "A" by Moody's (or the equivalent used by another Rating Agency) in each case having maturities of not more than ninety (90) days from the date of acquisition.
"Charter" means any charter or other contract of employment relating to the Ship having a duration (including, without limitation, by virtue of any optional extensions) of more than 12 months entered into or to be entered into by the Borrower with a charterer and on terms and conditions acceptable to the Facility Agent (acting on the instructions of the Majority Lenders) other than an Approved Pooling Charter.
"Charter Guarantee" means any guarantee, bond, letter of credit or other instrument (whether or not already issued) supporting a Charter.
"Code" means the US Internal Revenue Code of 1986.
"Commercial Management Agreement" means the agreement entered into between the Borrower and the Approved Commercial Manager regarding the commercial management of the Ship.
"Commitment" means:

(a)
in relation to an Original Lender, the amount set opposite its name under the heading "Commitment" in Part B of Schedule 1 (The Parties) and the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.
"Compliance Certificate" means a certificate in the form set out in Schedule 6 (Form of Compliance Certificate) or in any other form agreed between the Guarantor and the Facility Agent.
"Confidential Information" means all information relating to any Obligor, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any Obligor or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any Obligor or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(a)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 43 (Confidentiality); or

(B)	is identified in writing at the time of delivery as non-confidential by any Obligor or any of its advisers; or

(C)
is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(b)	any Funding Rate or Reference Bank Quotation.
"Confidentiality Undertaking" means a confidentiality undertaking in substantially the appropriate form recommended by the LMA from time to time or in any other form agreed between the Borrower and the Facility Agent.
"Consolidated Funded Debt" means, for any accounting period, the sum of the following for the Guarantor determined (without duplication) on a consolidated basis for such period and in accordance with US GAAP consistently applied:

(a)	all Financial Indebtedness; and

(b)
all obligations to pay a specific purchase price for goods or services whether or not delivered or accepted (including take-or-pay and similar obligations which in accordance with US GAAP would be shown on the liability side of a balance sheet), provided that balance sheet accruals for future dry-dock expenses shall not be classified as Consolidated Funded Debt.
"Consolidated Liquidity" means, on a consolidated basis at any time, the sum of (i) cash, (ii) Cash Equivalents, in each case held by the Guarantor on a freely available and unencumbered basis and (iii) Available Amounts, provided however that 66 2/3 per cent. of the Consolidated Liquidity shall at all times consist of cash.
"Consolidated Tangible Net Worth" means, on a consolidated basis, the total shareholders' equity (including retained earnings) of the Guarantor, minus goodwill, and as adjusted to exclude (i) any incurred losses/write downs on assets sold and/or held for sale on or after 31 December 2013, (ii) any incurred losses on termination of shipbuilding contracts on or after 31 December 2013 and (iii) any impairment charges taken on assets on or after 31 December 2013.
"Consolidated Total Capitalization" means Consolidated Tangible Net Worth plus Consolidated Funded Debt.
"Contract Price" means the price payable for the Ship under clause 1 and article II of the Shipbuilding Contract, subject to adjustment as provided in article II of the Shipbuilding Contract.
"Corresponding Debt" means any amount, other than any Parallel Debt, which an Obligor owes to a Secured Party under or in connection with the Finance Documents.
"Deed of Covenant" means, if applicable, the deed of covenant collateral to the Mortgage and creating Security over the Ship, the Earnings, the Insurances and the Requisition Compensation in agreed form.
"Default" means an Event of Default or a Potential Event of Default.
"Delegate" means any delegate, agent, attorney, co-trustee or other person appointed by the Security Agent.
"Delivery Date" means the date on which the Ship is delivered by the Seller to the Borrower under the Shipbuilding Contract.
"Disruption Event" means either or both of:

(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties or, if applicable, any Obligor; or

(b)
the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party or, if applicable, any Obligor preventing that, or any other, Party or, if applicable, any Obligor:

(a)	from performing its payment obligations under the Finance Documents; or

(b)	from communicating with other Parties or, if applicable, any Obligor in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party or, if applicable, any Obligor whose operations are disrupted.
"Document of Compliance" has the meaning given to it in the ISM Code.
"dollars" and "$" mean the lawful currency, for the time being, of the United States of America.
"Earnings" means all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Borrower or the Security Agent and which arise out of or in connection with or relate to the use or operation of the Ship, including (but not limited to):

(a)	except to the extent that they fall within paragraph (b) below:

(i)	all freight, hire and passage moneys including, without limitation, all moneys payable under, arising out of or in connection with a Charter or a Charter Guarantee;

(ii)	the proceeds of the exercise of any lien on sub-freights;

(iii)	compensation payable to the Borrower or the Security Agent in the event of requisition of the Ship for hire or use;

(iv)	remuneration for salvage and towage services;

(v)	demurrage and detention moneys;

(vi)	without prejudice to the generality of sub-paragraph (i) above, damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship;

(vii)	all moneys which are at any time payable under any Insurances in relation to loss of hire;

(viii)	all monies which are at any time payable to the Borrower in relation to general average contribution; and

(b)
if and whenever the Ship is employed on terms whereby any moneys falling within sub-paragraphs (i) to (viii) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Ship.

"Earnings Account" means:

(a)	an account in the name of the Borrower with the Account Bank designated "SBI Lynx Shipping Company Limited - Earnings Account"; or

(b)
any other account (with that or another office of the Account Bank or with a bank or financial institution other than the Account Bank) which is designated by the Facility Agent as the Earnings Account of the Borrower for the purposes of this Agreement, including any related sub-accounts.
"EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway.
"Environmental Approval" means any present or future permit, ruling, variance or other Authorisation required under Environmental Laws.
"Environmental Claim" means any claim by any governmental, judicial or regulatory authority or any other person which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law and, for this purpose, "claim" includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.
"Environmental Incident" means:

(a)
any release, emission, spill or discharge of Environmentally Sensitive Material whether within the Ship or from the Ship into any other vessel or into or upon the air, water, land or soils (including the seabed) or surface water; or

(b)
any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, water, land or soils (including the seabed) or surface water from a vessel other than the Ship and which involves a collision between the Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which the Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or the Ship and/or any Obligor and/or any operator or manager of the Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)
any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, water, land or soils (including the seabed) or surface water otherwise than from the Ship and in connection with which the Ship is actually or potentially liable to be arrested and/or where any Obligor and/or any operator or manager of the Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action, other than in accordance with an Environmental Approval.

"Environmental Law" means any present or future law relating to pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.

"Environmentally Sensitive Material" means and includes all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.
"Equity Interests" of any person means:

(a)	any and all shares and other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such person; and

(b)
all rights to purchase, warrants or option or convertible debt (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such person.

"Equity Proceeds" means the net cash proceeds from the issuance of common preferred stock of the Borrower (excluding the issuance of restricted stock).
"EU Bail-In Legislation Schedule" means the document described as such and published by the LMA from time to time.
"Event of Default" means any event or circumstance specified as such in Clause 26 (Events of Default).
"Facility" means the term loan facility made available under this Agreement as described in Clause 2 (The Facility).
"Facility Office" means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than 5 Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.
"FATCA" means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)
any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)
any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

"FATCA Application Date" means:

(a)	in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)
in relation to a "withholdable payment" described in section 1473(1)(A)(ii) of the Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or

(c)	in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019, or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.
"FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA.
"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction.
"Fee Letter" means any letter or letters dated on or about the date of this Agreement between any of the Mandated Lead Arranger, the Facility Agent and the Security Agent and the Borrower setting out any of the fees referred to in Clause 11 (Fees).
"Finance Document" means:

(a)	this Agreement;

(b)	any Fee Letter;

(c)	any Utilisation Request;

(d)	any Security Document;

(e)	any Manager's Undertaking;

(f)	any Subordination Deed;

(g)	any other document which is executed for the purpose of establishing any priority or subordination arrangement in relation to the Secured Liabilities; or

(h)	any other document designated as such by the Facility Agent and the Borrower.
"Finance Party" means the Facility Agent, the Security Agent, the Mandated Lead Arranger, a Lender or the Account Bank.
"Financial Indebtedness" means, with respect to any person (the "Debtor") at any date of determination (without duplication):

(a)	all obligations of the Debtor for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the Debtor;

(b)	all obligations of the Debtor evidenced by bonds, debentures, notes or other similar instruments;

(c)
all obligations of the Debtor in respect of any acceptance credit, guarantee or letter of credit facility or equivalent made available to the Debtor (including reimbursement obligations with respect thereto);

(d)
all obligations of the Debtor to pay the deferred purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereto or the completion of such services, except trade payables;

(e)	all Capitalised Lease Obligations of the Debtor as lessee;

(f)
all financial indebtedness of persons other than the Debtor secured by any Security on any asset of the Debtor, whether or not financial indebtedness is assumed by the Debtor, provided that the amount of such financial indebtedness shall be the lesser of (i) the fair market value of such asset at such date of determination and (ii) the amount of such financial indebtedness; and

(g)
all financial indebtedness of persons other than the Debtor under any guarantee, indemnity or similar obligation entered into by the Debtor to the extent such financial indebtedness is guaranteed, indemnified, etc. by the Debtor.

The amount of Financial Indebtedness of any Debtor at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations described in (f) and (g) above, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that (i) the amount outstanding at any time of any Financial Indebtedness issued with an original issue discount is the face amount of such Financial Indebtedness less the remaining unamortized portion of such original issue discount of such Financial Indebtedness at such time and (ii) Financial Indebtedness shall not include any liability for taxes.
"Funding Rate" means any individual rate notified by a Lender to the Facility Agent pursuant to sub-paragraph (ii) of paragraph (a) of Clause 10.4 (Cost of funds).
"General Assignment" means the general assignment to be entered into between the Security Agent and the Borrower creating Security over:

(h)	the Earnings, the Insurances, any Requisition Compensation; and

(i)	any existing or future Charter and any related Charter Guarantee, in agreed form.
"Group" means the Guarantor and its Subsidiaries for the time being.
"Holding Company" means, in relation to a person, any other person in relation to which it is a Subsidiary.
"Indemnified Person" has the meaning given to it in Clause 14.2 (Other indemnities).
"Insurances" means:

(a)
all policies and contracts of insurance, including entries of the Ship in any protection and indemnity or war risks association, effected in relation to the Ship, the Earnings or otherwise in relation to the Ship whether before, on or after the date of this Agreement; and

(b)
all rights and other assets relating to, or derived from, any of such policies, contracts or entries, including any rights to a return of premium and any rights in relation to any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Agreement.

"Interest Payment Date" has the meaning given to it in Clause 8.2 (Payment of interest).

"Interest Period" means, in relation to the Loan or any part of the Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).
"Interpolated Screen Rate" means, in relation to the Loan or any part of the Loan, the rate which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of the Loan or that part of the Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of the Loan or that part of the Loan, each as of the Specified Time for dollars.
"ISM Code" means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention (including the guidelines on its implementation), adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time.
"ISPS Code" means the International Ship and Port Facility Security (ISPS) Code as adopted by the International Maritime Organization's (IMO) Diplomatic Conference of December 2002, as the same may be amended or supplemented from time to time.
"ISSC" means an International Ship Security Certificate issued under the ISPS Code.
"Lender" means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 27 (Changes to the Lenders), which in each case has not ceased to be a Party in accordance with this Agreement.
"LIBOR" means, in relation to the Loan or any part of the Loan:

(a)	the applicable Screen Rate as of the Specified Time for dollars and for a period equal in length to the Interest Period of the Loan or that part of the Loan; or

(b)	as otherwise determined pursuant to Clause 10.1 (Unavailability of Screen Rate), and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero.
"LMA" means the Loan Market Association or any successor organisation.
"Loan" means the loan to be made available under the Facility or the aggregate principal amount outstanding for the time being of the borrowings under the Facility and a "part of the Loan" means the Advance, or any other part of the Loan as the context may require.
"Major Casualty" means any casualty to the Ship in relation to which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $1,000,000 or the equivalent in any other currency.
"Majority Lenders" means:

(a)	if no Advance has yet been made, a Lender or Lenders whose Commitments aggregate more than 66⅔ per cent. of the Total Commitments; or

(b)
at any other time, a Lender or Lenders whose participations in the Loan aggregate more than 66⅔ per cent. of the amount of the Loan then outstanding or, if the Loan has been repaid or prepaid in full, a Lender or Lenders whose participations in the Loan immediately before repayment or prepayment in full aggregate more than 66⅔ per cent. of the Loan immediately before such repayment.

"Management Agreement" means the Technical Management Agreement or the Commercial Management Agreement
"Manager's Undertaking" means the letter of undertaking from the Approved Technical Manager and the letter of undertaking from the Approved Commercial Manager subordinating the rights of the Approved Technical Manager and the Approved Commercial Manager respectively against the Ship and the Borrower to the rights of the Finance Parties in agreed form.
"Margin" means 2.4 per cent. per annum.
"Market Value" means, in relation to the Ship or any other vessel, at any date, the market value of the Ship or vessel shown by the average of two valuations prepared:

(a)	as at a date not more than 30 days previously;

(b)	by Approved Valuers;

(c)	with or without physical inspection of the Ship or vessel (as the Facility Agent may require); and

(d)	on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any charter or other contract of employment, after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with a sale described in paragraph (d) above.
"Material Adverse Effect" means a material adverse effect on:

(a)	the business, operations, property, performance, condition (financial or otherwise) or prospects of any Obligor;

(b)	the ability of any Obligor or any Approved Manager to perform their respective obligations under any Finance Document; or

(c)
the validity, legality or enforceability of, or the effectiveness or ranking of any Security granted or intended to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

"Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)
(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.
The above rules will only apply to the last Month of any period.
"Moody's" means Moody's Investors Service, Inc., a subsidiary of Moody's Corporation, and its successors.
"Mortgage" means a first priority mortgage on the Ship under the laws of the Approved Flag executed or to be executed by the Borrower in favour of the Security Agent or, as the case may be, the Lenders in agreed form.
"Net Debt" means Financial Indebtedness less cash and Cash Equivalents.
"Obligor" means the Borrower and/or the Guarantor in its capacity as guarantor and/or shareholder.
"Original Financial Statements" means the audited financial statements of the Guarantor for its financial year ended 31 December 2017.
"Original Jurisdiction" means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the date of this Agreement.
"Overseas Regulations" means the Overseas Companies Regulations 2009 (SI 2009/1801).
"Parallel Debt" means any amount which an Obligor owes to the Security Agent under Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)) or under that Clause as incorporated by reference or in full in any other Finance Document.
"Participating Member State" means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
"Party" means a party to this Agreement.
"Permitted Charter" means:

(a)	a charter or other contract of employment relating to the Ship:

(A)	which is a time, voyage or consecutive voyage charter;

(B)	the duration of which does not exceed and is not capable of exceeding, by virtue of any optional extensions, 12 months plus a redelivery allowance of not more than 30 days;

(C)	which is entered into on bona fide arm's length terms at the time at which the Ship is fixed; and

(D)	in relation to which not more than two months' hire is payable in advance,

(a)	and any other charter or other contract of employment relating to the Ship which is approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders.
"Permitted Financial Indebtedness" means:

(a)	any Financial Indebtedness incurred under the Finance Documents;

(b)	any Financial Indebtedness not exceeding $500,000 and incurred by the Borrower in the normal course of business; and

(c)
any loan granted to the Borrower directly or indirectly by the Guarantor which is subordinated to all Financial Indebtedness incurred under the Finance Documents pursuant to a Subordination Deed or otherwise and which is, in the case of any such Financial Indebtedness of the Borrower, the subject of Subordinated Debt Security (if requested).

"Permitted Security" means:

(a)	Security created by the Finance Documents;

(b)	any netting or set-off arrangement entered into by any Obligor in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(c)	liens for unpaid master's and crew's wages in accordance with first class ship ownership and management practice and not being enforced through arrest;

(d)	liens for salvage;

(e)	liens for master's disbursements incurred in the ordinary course of trading in accordance with first class ship ownership and management practice and not being enforced through arrest; and

(f)	any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of the Ship:

(a)	not as a result of any default or omission by the Borrower;

(b)	not being enforced through arrest; and

(c)	subject, in the case of liens for repair or maintenance, to Clause 23.14 (Restrictions on chartering, appointment of managers etc.), and provided such lien does not secure amounts more than 30 days overdue (unless the overdue amount is being contested in good faith by appropriate steps).
"Person" has the meaning given to it in Clause 18.33 (Sanctions).
"Potential Event of Default" means any event or circumstance specified in Clause 26 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.
"Protected Party" has the meaning given to it in Clause 12.1 (Definitions).
"Quotation Day" means, in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market in which case the Quotation Day will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).
"Rating Agency" means any of:

(a)	S&P and Moody's; or

(b)
If S&P or Moody's or both of them are not making ratings of securities publicly available, a nationally recognized US rating agency or agencies, as the case may be, selected by the Facility Agent (acting on the instructions of the Majority Lenders), which will be substituted for S&P or Moody's or both, as the case may be.

"Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Security Assets.
"Reference Bank Quotation" means any quotation supplied to the Facility Agent by a Reference Bank.
"Reference Bank Rate" means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request by the Reference Banks:

(a)
(other than where paragraph (b) below applies) as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in dollars for the relevant period were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period; or

(b)
if different, as the rate (if any and applied to the relevant Reference Bank and the relevant currency and period) which contributors to the Screen Rate are asked to submit to the relevant administrator.

"Reference Banks" means BNP Paribas, London Branch or such other entities as may be appointed by the Facility Agent in consultation with the Borrower.
"Related Fund" in relation to a fund (the "first fund"), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.
"Relevant Interbank Market" means the European interbank market.
"Relevant Jurisdiction" means, in relation to an Obligor:

(a)	England and Wales, the Principality of Monaco, New York State of the US, the Netherlands and the Republic of the Marshall Islands;

(b)	if not within any of the jurisdictions referred to in (a) above, its place of incorporation;

(c)
if not within any of the jurisdictions referred to in (a) or (b) above, a country in which it has the centre of its main interests or in which its central management and control is or has recently been exercised; and

(d)	the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.
"Repayment Date" means each date on which a Repayment Instalment is required to be paid under Clause 6.1 (Repayment of Loan).
"Repayment Instalment" has the meaning given to it in Clause 6.1 (Repayment of Loan).
"Repeating Representation" means each of the representations set out in Clause 18 (Representations) except Clause 18.10 (Insolvency), Clause 18.11 (No filing or stamp taxes) and Clause 18.12 (Deduction of Tax) and any representation of any Obligor made in any other Finance Document that is expressed to be a "Repeating Representation" or is otherwise expressed to be repeated.
"Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.
"Requisition" means:

(a)
any expropriation, confiscation, requisition (excluding a requisition for hire or use which does not involve a requisition for title) or acquisition of the Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected (whether de jure or de facto) by any government or official authority or by any person or persons claiming to be or to represent a government or official authority; and

(b)	any capture or seizure of the Ship (including any hijacking or theft) by any person whatsoever.
"Requisition Compensation" includes all compensation or other moneys payable to the Borrower by reason of any Requisition or any arrest or detention of the Ship in the exercise or purported exercise of any lien or claim.
"Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers.
"Retention Account" means:

(a)	an account in the name of the Borrower with the Account Bank designated "SBI Lynx Shipping Company Limited - Retention Account"; or

(b)
any other account (with that or another office of the Account Bank or with a bank or financial institution other than the Account Bank) which is designated by the Facility Agent as the Retention Account for the purposes of this Agreement, including any related sub-accounts.
"Retention Date" means each of 15 April, 15 May, 15 October and 15 November of each year, the first being 15 October 2018 and the last being 15 May 2023.

"Safety Management Certificate" has the meaning given to it in the ISM Code.
"Safety Management System" has the meaning given to it in the ISM Code.
"Sanctioned Country" has the meaning given to it in Clause 18.33 (Sanctions).
"Sanctioned Person" has the meaning given to it in Clause 18.33 (Sanctions).
"Sanctions" means any economic or trade sanctions or restrictive measures enacted, administered, imposed or enforced by the U.S. Department of the Treasury's Office of Foreign Assets Control (OFAC), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty's Treasury, the State Secretariat for Economic Affairs of Switzerland (SECO) or the jurisdiction of the Approved Flag.
"Screen Rate" means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for dollars for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page LIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.
"Secured Liabilities" means all present and future obligations and liabilities, (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Obligor to any Secured Party under or in connection with each Finance Document.
"Secured Party" means each Finance Party from time to time party to this Agreement and any Receiver or Delegate.
"Security" means a mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.
"Security Assets" means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.
"Security Document" means:

(a)	any Shares Security;

(b)	any Mortgage;

(c)	any Deed of Covenant;

(d)	any General Assignment;

(e)	any Account Security;

(f)	any Subordinated Debt Security;

(g)
any other document (whether or not it creates Security) which is executed as security for the Secured Liabilities (provided always that the Manager's Undertaking shall be excluded from this item (g)); or

(h)	any other document designated as such by the Facility Agent and the Borrower.
"Security Period" means the period starting on the date of this Agreement and ending on the date on which the Facility Agent is satisfied that there is no outstanding Commitment in force and that the Secured Liabilities have been irrevocably and unconditionally paid and discharged in full.
"Security Property" means:

(a)	the Transaction Security expressed to be granted in favour of the Security Agent as trustee for the Secured Parties and all proceeds of that Transaction Security;

(b)
all obligations expressed to be undertaken by an Obligor to pay amounts in relation to the Secured Liabilities to the Security Agent as trustee for the Secured Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by an Obligor or any other person in favour of the Security Agent as trustee for the Secured Parties;

(c)	the Security Agent's interest in any turnover trust created under the Finance Documents;

(d)
any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Finance Documents to hold as trustee on trust for the Secured Parties, except:

(a)	rights intended for the sole benefit of the Security Agent; and

(b)	any moneys or other assets which the Security Agent has transferred to the Facility Agent or (being entitled to do so) has retained in accordance with the provisions of this Agreement.

"Seller" means Jiangsu Tianchen Marine Import & Export Co., Ltd., a company incorporated in the People's Republic of China whose registered office is at Room 602, No.260 Furong Road, Jiangyin City, Jiangsu Province, the People's Republic of China and the Builder.
"Servicing Party" means the Facility Agent or the Security Agent.
"Shares Security" means a document creating Security over the share capital in the Borrower in agreed form.
"Ship" means a Kamsarmax bulk carrier, having Builder's hull number YZJ2015-2215, which is under construction by the Builder for, and is to be purchased by, the Borrower under the Shipbuilding Contract and which, on delivery, is to be registered in the name of the Borrower under the Approved Flag.
"Shipbuilding Contract" means the shipbuilding contract novation deed dated 3 November 2017 and made between, inter alios, (i) the Builder and (ii) the Borrower for the construction by the Builder of the Ship and its purchase by the Borrower.
"Specified Time" means a day or time determined in accordance with Schedule 7 (Timetables).
"S&P" means Standard and Poor's Rating Services, a division of the McGraw Hill Companies Inc., and its successors.
"Subordinated Creditor" means:

(a)	an Obligor; or

(b)	any other person who becomes a Subordinated Creditor in accordance with this Agreement.
"Subordinated Debt Security" means, if requested, a Security over Subordinated Liabilities entered into or to be entered into by a Subordinated Creditor in favour of the Security Agent in an agreed form.
"Subordinated Finance Document" means:

(a)	a Subordinated Loan Agreement; and

(b)	any other document relating to or evidencing Subordinated Liabilities.
"Subordinated Liabilities" means all indebtedness owed or expressed to be owed by the Borrower to a Subordinated Creditor whether under the Subordinated Finance Documents or otherwise.
"Subordinated Loan Agreement" means a loan agreement entered into or to be entered into between (i) the Borrower and (ii) a Subordinated Creditor.
"Subordination Deed" means a subordination deed entered into or to be entered into by any Subordinated Creditor and the Security Agent in agreed form.
"Subsidiary" means any company or entity directly or indirectly controlled by that person (for which purpose, control means either the ownership of more than 50 per cent. of the voting share capital (or equivalent right of ownership) of that company or entity, or the power to direct its policies and management, whether by contract or otherwise; and for the purposes of this Agreement, a company is to be treated as a subsidiary even if the relevant shares are registered in the name of (a) a nominee, or (b) any party holding security over those shares, or that secured party's nominee).
"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).
"Tax Credit" has the meaning given to it in Clause 12.1 (Definitions).
"Tax Deduction" has the meaning given to it in Clause 12.1 (Definitions).
"Tax Payment" has the meaning given to it in Clause 12.1 (Definitions).
"Technical Management Agreement" means the agreement entered into between the Borrower and the Approved Technical Manager regarding the technical management of the Ship.
"Termination Date" means 15 June 2023.
"Third Parties Act" has the meaning given to it in Clause 1.5 (Third party rights).
"Total Commitments" means the aggregate of the Commitments, being $12,750,000 at the date of this Agreement.
"Total Loss" means:

(a)	actual, constructive, compromised, agreed or arranged total loss of the Ship; or

(b)	any Requisition of the Ship unless the Ship is returned to the full control of the Borrower within 3 Months of such Requisition.
"Total Loss Date" means, in relation to the Total Loss of the Ship:

(a)	in the case of an actual loss of the Ship, the date on which it occurred or, if that is unknown, the date when the Ship was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of the Ship, the earlier of:

(a)	the date on which a notice of abandonment is given (or deemed or agreed to be given) to the insurers; and

(b)	the date of any compromise, arrangement or agreement made by or on behalf of the Borrower with the Ship's insurers in which the insurers agree to treat the Ship as a total loss; and

(c)	in the case of any other type of Total Loss, the date (or the most likely date) on which it appears to the Facility Agent that the event constituting the total loss occurred.
"Transaction Document" means:

(a)	a Finance Document;

(b)	the Shipbuilding Contract;

(c)	a Subordinated Finance Document;

(d)	any Charter; and

(e)	any other document designated as such by the Facility Agent and the Borrower.
"Transaction Security" means the Security created or evidenced or expressed to be created or evidenced under the Security Documents.
"Transfer Certificate" means a certificate in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Borrower.
"Transfer Date" means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate.
"UK Establishment" means a UK establishment as defined in the Overseas Regulations.
"Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents.
"US" means the United States of America.
"US GAAP" means generally accepted accounting principles in the US as in effect from time to time.
"Utilisation" means the utilisation of the Facility.
"Utilisation Date" means the date of the Utilisation, being the date on which the Advance is to be made.
"Utilisation Request" means a notice substantially in the form set out in Schedule 3 (Requests).
"VAT" means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)
any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

"Write-down and Conversion Powers" means:

(a)
in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)	in relation to any other applicable Bail-In Legislation:

(a)
any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or Affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(b)	any similar or analogous powers under that Bail-In Legislation.

2.	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)
the "Account Bank", the "Mandated Lead Arranger", the "Facility Agent", any "Finance Party", any "Lender", any "Party", any "Secured Party", the "Security Agent", any "Obligor" or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(ii)	"assets" includes present and future properties, revenues and rights of every description;

(iii)	a liability which is "contingent" means a liability which is not certain to arise and/or the amount of which remains unascertained;

(iv)	"document" includes a deed and also a letter, fax, email or telex;

(v)	"expense" means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable Tax including VAT;

(vi)
a "Finance Document", a "Security Document" or a "Transaction Document" or any other agreement or instrument is a reference to that Finance Document, Security Document or Transaction Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(vii)	a "group of Lenders" includes all the Lenders;

(viii)	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(ix)
"law" includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

(x)	"proceedings" means, in relation to any enforcement provision of a Finance Document, proceedings of any kind, including an application for a provisional or protective measure;

(xi)
a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(xii)
a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xiii)	a provision of law is a reference to that provision as amended or re-enacted;

(xiv)	a time of day is a reference to Paris time;

(xv)
any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of a jurisdiction other than England, be deemed to include that which most nearly approximates in that jurisdiction to the English legal term;

(xvi)	words denoting the singular number shall include the plural and vice versa; and

(xvii)	"including" and "in particular" (and other similar expressions) shall be construed as not limiting any general words or expressions in connection with which they are used.

(b)
The determination of the extent to which a rate is "for a period equal in length" to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	Section, Clause and Schedule headings are for ease of reference only and are not to be used for the purposes of construction or interpretation of the Finance Documents.

(d)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under, or in connection with, any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)	A Potential Event of Default is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been remedied or waived.

3.	Construction of insurance terms
In this Agreement:
"approved" means, for the purposes of Clause 22 (Insurance Undertakings), approved in writing by the Facility Agent;

"excess risks" means the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of the Ship in consequence of its insured value being less than the value at which the Ship is assessed for the purpose of such claims;
"obligatory insurances" means all insurances effected, or which the Borrower is obliged to effect, under Clause 22 (Insurance Undertakings) or any other provision of this Agreement or of another Finance Document;
"policy" includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;
"protection and indemnity risks" means the usual risks covered by a protection and indemnity association which is a member of the International Group Association, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02) (1/11/03), clause 8 of the Institute Time Clauses (Hulls) (1/10/83) (1/11/95) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision; and
"war risks" includes the risk of mines and all risks excluded by clause 29 of the International Hull Clauses (1/11/02 or 1/11/03), clause 24 of the Institute Time Clauses (Hulls) (1/11/95) or clause 23 of the Institute Time Clauses (Hulls) (1/10/83).

4.	Agreed forms of Finance Documents
References in Clause 1.1 (Definitions) to any Finance Document being in "agreed form" are to that Finance Document:

(a)	in a form attached to a certificate dated the same date as this Agreement (and signed by the Borrower and the Facility Agent); or

(b)
in any other form agreed in writing between the Borrower and the Facility Agent acting with the authorisation of the Majority Lenders or, where Clause 42.2 (All Lender matters) applies, all the Lenders.

5.	Third party rights

(a)
Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Agreement.

(b)
Subject to Clause 42.3 (Other exceptions) but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)
Any Receiver, or Delegate or any other person described in paragraph (d) of Clause 14.2 (Other indemnities), paragraph (b) of Clause 29.11 (Exclusion of liability), Clause 29.22 (Role of Reference Banks), Clause 29.23 (Third Party Reference Banks) or Clause 30.11 (Exclusion of liability), may, subject to this Clause 1.5 (Third party rights) and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.

Section 4
Section 5
Section 6The Facility

2	The Facility

1.	The Facility
Subject to the terms of this Agreement, the Lenders make available to the Borrower a dollar term loan facility in an aggregate amount not exceeding the Total Commitments.

2.	Finance Parties' rights and obligations

(a)
The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance

Party under the Finance Documents and, for the avoidance of doubt, any part of the Loan or any other amount owed by an Obligor which relates to a Finance Party's participation in the Facility or its role under a Finance Document (including any such amount payable to the Facility Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

3	Purpose

1.	Purpose
The Borrower shall apply all amounts borrowed by it under the Facility only for the purpose of financing the Ship in an aggregate principal amount not exceeding the lower of:

(a)	$12,750,000;

(b)	50 per cent. of the Contract Price; and

(c)	50 per cent. of the Market Value of the Ship.

2.	Monitoring
No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4	Conditions of Utilisation

1.	Initial conditions precedent
The Borrower may not deliver the Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Part A of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent (acting on the instructions of the Majority Lenders).

2.	Further conditions precedent to prepositioning of funds
The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date and before the Advance is made available:

(i)	no Default is continuing or would result from the proposed Advance;

(ii)	the Repeating Representations to be made by each Obligor are true; and

(iii)	the Ship has neither been sold nor become a Total Loss.

3.	Further conditions precedent to release of the Advance
The Lenders will only be obliged to release the Advance to the account of the Seller on the Delivery Date if:

(i)	no Default is continuing or would result from the proposed Advance;

(ii)	the Repeating Representations to be made by each Obligor are true;

(iii)	the Ship has neither been sold nor become a Total Loss; and

(iv)
the Facility Agent has received, or is satisfied it will receive when the Advance is released, all of the documents and other evidence listed in Part B of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent (acting on the instructions of the Majority Lenders).

4.	Notification of satisfaction of conditions precedent

(a)
The Facility Agent shall notify the Borrower and the Lenders promptly upon being satisfied as to the satisfaction of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) and Clause 4.3 (Further conditions precedent to release of the Advance).

(b)
Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Facility Agent to give that notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

5.	Waiver of conditions precedent
If the Lenders, at their discretion, permit the Advance to be borrowed before any of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) or Clause 4.3 (Further conditions precedent to release of the Advance) has been satisfied, the Borrower shall ensure that that condition is satisfied within five Business Days after the Utilisation Date or such later date as the Facility Agent, acting with the authorisation of the Lenders, may agree in writing with the Borrower.

6.	Conditions Subsequent
The Borrower will deliver to the Facility Agent the documents specified in Part C of Schedule 2 (Conditions Subsequent) in form and substance satisfactory to the Facility Agent within the applicable time periods specified.

Section 7
Section 8
Section 9Utilisation

5	Utilisation

1.	Delivery of the Utilisation Request

(a)
The Borrower may utilise the Facility by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time (or such other time as the Facility Agent may, with the authorisation of all Lenders, agree with the Borrower).

(b)	The Borrower may not deliver the Utilisation Request if, as a result of the proposed Utilisation, more than one Advance would have been made.

(c)
The Borrower must request that the Facility is advanced either (i) to the Seller's bank in accordance with the Approved Closing Procedure or (ii) to the Borrower in the event that the Borrower provide evidence together with the relevant Utilisation Request that the Borrower is the registered owner of the Ship.

(d)
In the event that the Advance which has been advanced to the Seller's bank in accordance with the Approved Closing Procedure is subsequently returned to the Facility Agent, such moneys shall be held by the Facility Agent in a non-interest bearing suspense account in the name of the Facility Agent until such time as the Borrower notifies the Facility Agent that, either:

(i)
the Advance shall be re-advanced to the Seller's bank in accordance with the Approved Closing Procedure provided that (i) the Borrower continues to be in compliance with its obligations pursuant to Clause 4.1 (Initial conditions precedent) and Clause 4.3 (Further conditions precedent to release of the Advance), and (ii) the date of such re-advance falls within the Availability Period; or

(ii)	the Loan shall be mandatorily prepaid provided that, for the avoidance of doubt, Clause 7.6 (Restrictions) will apply to this Clause 5.1(d)(ii) mutatis mutandis.

2.	Completion of the Utilisation Request

(a)
The Utilisation Request must be signed by an officer or a duly authorised attorney-in-fact of the Borrower and, once served, it cannot be revoked without the prior written consent of the Facility Agent, acting with the authorisation of the Majority Lenders. The Utilisation Request will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iii)	the proposed Interest Period complies with Clause 9 (Interest Periods).

(b)	Only one Advance may be requested in the Utilisation Request.

3.	Currency and amount

(a)	The currency specified in the Utilisation Request must be dollars.

(b)	The Loan shall be advanced in a single amount and the amount of the proposed Advance under the Loan shall not exceed the amount of the Loan.

(c)	The amount of the proposed Advance must be an amount which is not more than the Available Facility and must not exceed the Total Commitments.

4.	Lenders' participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in the Advance available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender's participation in the Advance will be equal to the proportion borne by its Available Commitment to the Available Facility immediately before making the Advance.

(c)	The Facility Agent shall notify each Lender of the amount of each Advance and the amount of its participation in the Advance by the Specified Time.

5.	Cancellation of Commitments
The Commitments which are unutilised at the end of the Availability Period shall then be cancelled.

6.	Prepositioning of funds

(a)	The Facility Agent shall, on the Utilisation Date preposition the amounts which the Facility Agent receives from the Lenders in respect of the Advance by making payment of such amounts:

(i)	to such suspense account held with the Seller's bank and as specified in the Utilisation Request;

(ii)	in like funds as the Facility Agent received from the Lenders in respect of the Advance; and

(iii)	on terms that:

(A)	such amounts shall be held to the order of the Facility Agent until such time as the Advance may be released to the Seller in accordance with Clause 5.7 (Disbursement of Advance to third party);

(B)
such prepositioning shall constitute the making of the Advance and the Borrower shall at that time become indebted, as principal and direct obligor, to each Lender in an amount equal to that Lender's participation in the Advance; and

(C)	the date on which the Advance is prepositioned shall constitute the Utilisation Date.

(b)
If, in respect of the Utilisation of the Advance, the Lenders, at the request of the Borrower and on terms acceptable to all the Lenders and in their absolute discretion, preposition funds with the Seller's bank or any other bank, the Borrower and the Guarantor:

(i)
agree to pay interest on the amount of the funds so prepositioned at the rate described in Clause 8.1 (Calculation of interest) on the basis of successive interest periods of one day and so that interest shall be paid together with the first payment of interest on the Advance after the Delivery Date or, if the Delivery Date does not occur, within three Business Days of demand by the Facility Agent; and

(ii)	shall, without duplication, indemnify each Finance Party against any costs, loss or liability it may incur in connection with such arrangement.

7.	Disbursement of Advance to third party
A payment by the Facility Agent under Clause 5.6 (Prepositioning of funds) to the Seller's bank shall constitute the making of the Advance and the Borrower shall at that time become indebted, as principal and direct obligor, to each Lender in an amount equal to that Lender's participation in the Advance.

Section 10
Section 11
Section 12Repayment, Prepayment and Cancellation

6	Repayment

1.	Repayment of Loan
The Borrower shall repay the Loan by:

(a)	ten (10) equal consecutive semi-annual instalments; and

(b)	together with the tenth and final instalment, one balloon instalment in an amount equal to two thirds (2/3) of the Facility; and
the first of which shall be repaid on 15 December 2018 and the last on the Termination Date (each a "Repayment Instalment").

2.	Effect of cancellation and prepayment on scheduled repayments

(a)
If the Borrower cancels the whole or any part of any Available Commitment in accordance with Clause 7.5 (Right of replacement or repayment and cancellation in relation to a single Lender) or if the Available Commitment of any Lender is cancelled under Clause 7.1 (Illegality) then the Repayment Instalments falling after that cancellation will reduce pro rata by the amount of the Available Commitments so cancelled;

(b)
If the whole or any part of any Available Commitment is cancelled in accordance with Clause 7.2 (Automatic cancellation) or if the whole or part of any Commitment is cancelled pursuant to Clause 5.5 (Cancellation of Commitments), the Repayment Instalments for each Repayment Date falling after that cancellation will reduce pro rata for each Lender by the amount of the Commitments so cancelled, first against the balloon and then in inverse chronological order reducing the amount of each Repayment Instalment falling after that cancellation;

(c)
If any part of the Loan is repaid or prepaid in accordance with Clause 7.5 (Right of replacement or repayment and cancellation in relation to a single Lender) or Clause 7.1 (Illegality) then the Repayment Instalments for each Repayment Date falling after that repayment or prepayment will reduce pro rata by the amount of the Loan repaid or prepaid;

(d)
If any part of the Loan is prepaid in accordance with Clause 7.3 (Voluntary prepayment of Loan), Clause 7.4 (Mandatory prepayment on sale or Total Loss) then the amount of the Repayment Instalments for each Repayment Date falling after that repayment or prepayment will reduce pro rata for each Lender by the amount of the Loan repaid or prepaid, first against the balloon and then in inverse chronological order reducing the amount of each Repayment Instalment falling after that prepayment.

3.	Termination Date
On the Termination Date, the Borrower shall additionally pay to the Facility Agent for the account of the Finance Parties all other sums then accrued and owing under the Finance Documents.

4.	Reborrowing
The Borrower may not reborrow any part of the Facility which is repaid.

7	Prepayment and Cancellation

1.	Illegality
If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in the Advance or the Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(a)	that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

(b)	upon the Facility Agent notifying the Borrower, the Available Commitment of that Lender will be immediately cancelled; and

(c)
the Borrower shall prepay that Lender's participation in the Loan on the last day of the Interest Period for the Loan occurring after the Facility Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender's corresponding Commitment shall be cancelled in the amount of the participation prepaid.

2.	Automatic cancellation
The unutilised Commitment (if any) of each Lender shall be automatically cancelled at close of business on the Utilisation Date immediately after the Advance is made available.

3.	Voluntary prepayment of Loan
The Borrower may, if it gives the Facility Agent not less than thirty (30) days' prior written notice (or such shorter period as the Facility Agent, acting with the authorisation of the Majority Lenders, may approve from time to time), prepay the whole or any part of the Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of $1,000,000 or an integral multiple of that amount).

4.	Mandatory prepayment on sale or Total Loss

(a)
If the Ship is sold (without prejudice to paragraph 21.12(a) of Clause 21.12 (Disposals)) or becomes a Total Loss, the Borrower shall repay the Loan together with accrued interest, and all other amounts accrued under the Finance Documents. Such repayment shall be made:

(i)	in the case of a sale of the Ship, on or before the date on which the sale is completed by delivery of the Ship to the buyer; or

(ii)
in the case of a Total Loss, on the earlier of (i) the date falling 180 days after the Total Loss Date and (ii) the date of receipt by the Security Agent of the proceeds of insurance relating to such Total Loss.

5.	Right of replacement or repayment and cancellation in relation to a single Lender

(a)	If:

(i)
any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 12.2 (Tax gross-up) or under that Clause as incorporated by reference or in full in any other Finance Document; or

(ii)	any Lender claims indemnification from the Borrower under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs);
the Borrower may, whilst in the case of sub-paragraphs (i) and (ii) above the circumstance giving rise to the requirement for that increase or indemnification continues, give the Facility Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loan or give the Facility Agent notice of its intention to replace that Lender in accordance with paragraph (d) below.

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)
On the last day of each Interest Period which ends after the Borrower has given notice of cancellation under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender's participation in the Loan.

(d)
The Borrower may, in the circumstances set out in paragraph (a) above, on 10 Business Days' prior notice to the Facility Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 27 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity selected by the Borrower which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 27 (Changes to the Lenders) for a purchase price in cash or other cash payment payable at the time of the transfer equal to the outstanding principal amount of such Lender's participation in the Loan and all accrued interest (to the extent that the Facility Agent has not given a notification under Clause 27.9 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(e)	The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)	the Borrower shall have no right to replace a Lender acting in its capacity as a Servicing Party;

(ii)	neither the Facility Agent nor any Lender shall have any obligation to find a replacement Lender;

(iii)	in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv)
the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (d) above once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations and internal policies in relation to that transfer.

(f)
A Lender shall perform the checks described in sub-paragraph (iv) of paragraph (e) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Facility Agent and the Borrower when it is satisfied that it has complied with those checks.

6.	Restrictions

(a)
Any notice of cancellation or prepayment given by any Party under this Clause 7 (Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	The Borrower may not reborrow any part of the Facility which is prepaid.

(d)	The Borrower shall not repay or prepay all or any part of the Loan or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)
If the Facility Agent receives a notice under this Clause 7 (Prepayment and Cancellation) it shall promptly forward a copy of that notice to either the Borrower or the affected Lenders, as appropriate.

(g)
If all or part of any Lender's participation the Loan is repaid or prepaid, an amount of that Lender's Commitment (equal to the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

7.	Application of prepayments
Any prepayment of any part of the Loan (other than a prepayment pursuant to Clause 7.1 (Illegality), 7.4 (Mandatory prepayment on sale or Total Loss) or 7.5 (Right of replacement or repayment and cancellation in relation to a single Lender)) shall be applied:

(a)	firstly, to reimburse any Break Costs and any other costs and expenses of the Finance Parties in connection with such prepayment;

(b)	secondly, pro rata to each Lender's participation in that part of the Loan; and

(c)	thirdly, any surplus to be paid to the Borrower.

Section 13
Section 14
Section 15Costs of Utilisation

8	Interest

1.	Calculation of interest
The rate of interest on the Loan or any part of the Loan for each Interest Period is the percentage rate per annum which is the aggregate of:

(a)	the Margin; and

(b)	LIBOR.

2.	Payment of interest
The Borrower shall pay accrued interest on the Loan or any part of the Loan on the last day of each Interest Period (each an "Interest Payment Date").

3.	Default interest

(a)
If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 2 per cent. per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted part of the Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Facility Agent. Any interest accruing under this Clause 8.3 (Default interest) shall be immediately payable by the Obligor on demand by the Facility Agent.

(b)	If an Unpaid Sum consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period relating to the Loan or that part of the Loan:

(i)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan or that part of the Loan; and

(ii)	the rate of interest applying to that Unpaid Sum during that first Interest Period shall be 2 per cent. per annum higher than the rate which would have applied if that Unpaid Sum had not become due.

(c)
Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

4.	Notification of rates of interest

(a)	The Facility Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

(b)	The Facility Agent shall promptly notify the Borrower of each Funding Rate relating to the Loan, any part of the Loan or any Unpaid Sum.

9	Interest Periods

1.	Selection of Interest Periods

(a)	Each Interest Period shall be six (6) Months, or such other period as agreed by the Borrower and the Facility Agent (acting on the instructions of all Lenders).

(b)	An Interest Period in respect of the Loan or any part of the Loan shall not extend beyond the Termination Date.

(c)
In respect of a Repayment Instalment, the Borrower may request that an Interest Period for a part of the Loan equal to such Repayment Instalment shall end on the Repayment Date relating to it and, subject to paragraph (a) above, select a longer Interest Period for the remaining part of the Loan.

(d)
The first Interest Period for the Loan shall start on the Utilisation Date and end on the first Repayment Date and each subsequent Interest Period shall start on the last day of the preceding Interest Period.

(e)	The Loan shall have one Interest Period only at any time.

2.	Non-Business Days
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10	Changes to the Calculation of Interest

1.	Unavailability of Screen Rate

(a)
Interpolated Screen Rate: If no Screen Rate is available for LIBOR for the Interest Period of the Loan or any part of the Loan, the applicable LIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of the Loan or that part of the Loan.

(b)	Reference Bank Rate: If no Screen Rate is available for LIBOR for:

(i)	dollars; or

(ii)	the Interest Period of the Loan or any part of the Loan and it is not possible to calculate the Interpolated Screen Rate, the applicable LIBOR shall be the Reference Bank Rate as of the Specified Time and for a period equal in length to the Interest Period of the Loan or that part of the Loan.

(c)
Cost of funds: If paragraph (b) above applies but no Reference Bank Rate is available for dollars or the relevant Interest Period there shall be no LIBOR for the Loan or that part of the Loan (as applicable) and Clause 10.4 (Cost of funds) shall apply to the Loan or that part of the Loan for that Interest Period.

(d)
If the Screen Rate ceases to be the reference rate for the determination of interest rates in commercial transactions similar to that documented by the Finance Documents, the applicable LIBOR shall be such other published rate as the Facility Agent (acting on the instructions of the Majority Lenders) and the Borrower may agree from time to time or, in the absence of such agreement, as the Facility Agent (acting on the instructions of the Majority Lenders) may determine and notify to the Borrower from time to time.

2.	Calculation of Reference Bank Rate

(a)
Subject to paragraph (b) below, if LIBOR is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

(b)	If at or about noon on the Quotation Day none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period.

3.	Market disruption

(a)
If before close of business in London on the Quotation Day for the relevant Interest Period the Facility Agent receives notification from a Lender or Lenders (whose participations in the Loan or the relevant part of the Loan exceed fifty (50) per cent. of the Loan or the relevant part of the Loan) (the "Relevant Lender") that the cost to it of funding its participation in the Loan or that part of the Loan from the wholesale market for dollars would be in excess of LIBOR then Clause 10.4 (Cost of funds) shall apply to the Loan or that part of the Loan (as applicable) for the relevant Interest Period.

(b)
If, at least two Business Days before a Utilisation Date, the Facility Agent receives notification from a Lender (the "Affected Lender") that for any reason it is unable to obtain dollars in the Relevant Interbank Market in order to fund its participation in the Advance, the Affected Lender's obligation to participate in the Advance shall be suspended while that situation continues.

4.	Cost of funds

(a)
If this Clause 10.4 (Cost of funds) applies, the rate of interest on each Lender's share of the Loan or the relevant part of the Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)
the weighted average of the rates notified to the Facility Agent by each Lender as soon as practicable and in any event within one Business Day of the first day of that Interest Period (or, if earlier, on the date falling two Business Days before the date on which interest is due to be paid in respect of that Interest Period) to be that which expresses as a percentage rate per annum the cost to the relevant

Lender of funding its participation in the Loan or that part of the Loan from whatever source it may reasonably select.

(b)
If this Clause 10.4 (Cost of funds) applies and the Facility Agent or the Borrower so requires, the Facility Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest or (as the case may be) an alternative basis for funding.

(c)
Subject to Clause 42.4 (Replacement of Screen Rate), any substitute or alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

(d)
If this Clause ý10.4 (Cost of funds) applies pursuant to Clause ý10.3 (Market disruption) and a Lender's Funding Rate is less than LIBOR, the cost to that Lender of funding its participation in the Loan or the relevant part of the Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be LIBOR.

(e)
If this Clause 10.4 (Cost of funds) applies but any Lender does not supply a quotation by the time specified in sub-paragraph (ii) of paragraph (a) above, the rate of interest shall be calculated on the basis of the quotations of the remaining Lenders.

5.	Break Costs

(a)
The Borrower shall, within three (3) Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of the Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for the Loan, the relevant part of the Loan or that Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11	Fees

1.	Commitment fee

(a)
The Borrower shall pay to the Facility Agent (for the account of each Lender) a fee computed at the rate of 40 per cent. of the Margin per annum on that Lender's Available Commitment beginning on the date of this Agreement and ending on the earlier of: (i) the Utilisation of the Advance and (ii) the last day of the Availability Period.

(b)
The accrued commitment fee is payable on the last day of each successive period of six Months which ends during the Availability Period, on the last day of the Availability Period, or, if earlier, on Utilisation of the Advance, and, if cancelled, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

2.	Arrangement fee
The Borrower shall pay to the Mandated Lead Arranger for its own account an arrangement fee in an amount specified in a Fee Letter.

Section 16
Section 17
Section 18Additional Payment Obligations

12	Tax Gross Up and Indemnities

1.	Definitions

(a)	In this Agreement:
"Protected Party" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.
"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.
"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.
"Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

(b)
Unless a contrary indication appears, in this Clause 12 (Tax Gross Up and Indemnities) reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

2.	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)
The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the Borrower and that Obligor.

(c)
If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)
If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)
Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

3.	Tax indemnity

(a)
The Obligors shall (within three Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 12.2 (Tax gross-up); or

(B)	relates to a FATCA Deduction required to be made by a Party.

(c)
A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Obligors.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 12.3 (Tax indemnity), notify the Facility Agent.

4.	Tax Credit
If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was received; and

(b)	that Finance Party has obtained and utilised that Tax Credit, the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

5.	Stamp taxes
The Obligors shall pay and, within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability which that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

6.	VAT

(a)
All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)
If VAT is or becomes chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party other than the Recipient (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)
(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this sub-paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)
(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)
Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part of it as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)
Any reference in this Clause 12.6 (VAT) to any Party shall, at any time when that Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union)) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or representative or head) of that group or unity at the relevant time (as the case may be).

(e)
In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.

7.	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)
supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and

(iii)
supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation or exchange of information regime.

(b)
If a Party confirms to another Party pursuant to sub-paragraph (i) of paragraph (a) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)
Paragraph (a) above shall not oblige any Finance Party to do anything and sub-paragraph (iii) of paragraph (a) above shall not oblige any other Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)
If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with sub-paragraphs (i) or (ii) of paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

8.	FATCA Deduction

(a)
Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)
Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify each Obligor and the Facility Agent and the Facility Agent shall notify the other Finance Parties.

13	Increased Costs

1.	Increased costs

(a)
Subject to Clause 13.3 (Exceptions), the Borrower shall, within three (3) Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

(ii)	compliance with any law or regulation made,
in each case after the date of this Agreement; or

(iii)	the implementation, application of or compliance with Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV.

(b)	In this Agreement,

(i)	"Basel III" means:

(A)
the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(B)
the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III".

(ii)	"CRD IV" means:

(A)
Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012;

(B)
Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC; and

(C)	any other law or regulation which implements Basel III.

(iii)	"Increased Costs" means:

(A)	a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

(B)	an additional or increased cost; or

(C)	a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

2.	Increased cost claims

(a)
A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Borrower.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

3.	Exceptions
Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by an Obligor;

(b)	attributable to a FATCA Deduction required to be made by a Party;

(c)
compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied);

(d)	attributable to the wilful breach by the relevant Finance Party of any law or regulation; or

(e)	compensated for by any payment made pursuant to Clause 14.3 (Mandatory Cost).

14	Other Indemnities

1.	Currency indemnity

(a)
If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall, as an independent obligation, on demand, indemnify each Secured Party to which that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

2.	Other indemnities

(a)	Each Obligor shall, on demand, indemnify each Secured Party against any cost, loss or liability incurred by it as a result of:

(i)	the occurrence of any Event of Default;

(ii)
a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 32 (Sharing among the Finance Parties);

(iii)
funding, or making arrangements to fund, its participation in the Advance requested by the Borrower in the Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Secured Party alone); or

(iv)	the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

(b)
Each Obligor shall, on demand, indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate (each such person for the purposes of this Clause 14.2 (Other indemnities) an "Indemnified Person"), against any cost, loss or liability incurred by that Indemnified Person pursuant to or in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry, in connection with or arising out of the entry into and the transactions contemplated by the Finance Documents, having the benefit of any Security constituted by the Finance Documents or which relates to the condition or operation of, or any incident occurring in relation to, the Ship unless such cost, loss or liability is caused by the gross negligence or wilful misconduct of that Indemnified Person.

(c)
Without limiting, but subject to any limitations set out in paragraph (b) above, the indemnity in paragraph (b) above shall cover any cost, loss or liability incurred by each Indemnified Person in any jurisdiction:

(i)	arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, any Environmental Law or any Sanctions; or

(ii)	in connection with any Environmental Claim.

(d)
Any Affiliate or any officer or employee of a Finance Party or of any of its Affiliates may rely on this Clause 14.2 (Other indemnities) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

3.	Mandatory Cost
The Borrower shall, on demand by the Facility Agent, pay to the Facility Agent for the account of the relevant Lender, such amount which any Lender certifies in a notice to the Facility Agent to be its good faith determination of the amount necessary to compensate it for complying with:

(a)
in the case of a Lender lending from a Facility Office in a Participating Member State, the minimum reserve requirements (or other requirements having the same or similar purpose) of the European Central Bank (or any other authority or agency which replaces all or any of its functions) in respect of loans made from that Facility Office; and

(b)
in the case of any Lender lending from a Facility Office in the United Kingdom, any reserve asset, special deposit or liquidity requirements (or other requirements having the same or similar purpose) of the Bank of England (or any other governmental authority or agency) and/or paying any fees to the Financial Conduct Authority and/or the Prudential Regulation Authority (or any other governmental authority or agency which replaces all or any of their functions), which, in each case, is referable to that Lender's participation in the Loan.

4.	Indemnity to the Facility Agent
Each Obligor shall, on demand, indemnify the Facility Agent against:

(a)	any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:

(i)	investigating any event which it reasonably believes is a Default;

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(iii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents; and
any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent's gross negligence or wilful misconduct) or, in the case of any cost, loss or liability pursuant to Clause 33.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent in acting as Facility Agent under the Finance Documents.

5.	Indemnity to the Security Agent

(a)	Each Obligor shall, on demand, indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them:

(i)	in relation to or as a result of:

(A)	any failure by the Borrower to comply with its obligations under Clause 16 (Costs and Expenses);

(B)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(C)	the taking, holding, protection or enforcement of the Finance Documents and the Transaction Security;

(D)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;

(E)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;

(F)	any action by any Obligor which vitiates, reduces the value of, or is otherwise prejudicial to, the Transaction Security; and

(G)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents; and

(ii)
acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Security Property or the performance of the terms of this Agreement or the other Finance Documents (otherwise, in each case, than by reason of the relevant Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct).

(b)
The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Security Assets in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 14.5 (Indemnity to the Security Agent) and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all monies payable to it.

15	Mitigation by the Finance Parties

1.	Mitigation

(a)
Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax Gross Up and Indemnities), Clause 13 (Increased Costs) or paragraph (a) of Clause 14.3 (Mandatory Cost) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

2.	Limitation of liability

(a)	Each Obligor shall, on demand, indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if either:

(i)	a Default has occurred and is continuing; or

(ii)	in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16	Costs and Expenses

1.	Transaction expenses
The Obligors shall, on demand, pay the Facility Agent, the Security Agent and the Mandated Lead Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any Secured Party in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement;

(b)	the Transaction Security; and

(c)	any other Finance Documents executed after the date of this Agreement.

2.	Amendment costs
If:

(a)	an Obligor requests an amendment, waiver or consent; or

(b)	an amendment is required pursuant to Clause 33.9 (Change of currency); or

(c)	an Obligor requests, and the Security Agent agrees to, the release of all or any part of the Security Assets from the Transaction Security, the Obligors shall, on demand, reimburse each of the Facility Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by each Secured Party in responding to, evaluating, negotiating or complying with that request or requirement.

3.	Enforcement and preservation costs
The Obligors shall, on demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by that Secured Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document or the Transaction Security and with any proceedings instituted by or against that Secured Party as a consequence of it entering into a Finance Document, taking or holding the Transaction Security, or enforcing those rights.

Section 19
Section 20
Section 21Guarantee

17	Guarantee and Indemnity

1.	Guarantee and indemnity
The Guarantor irrevocably and unconditionally:

(a)	guarantees to each Finance Party punctual performance by the Borrower of all the Borrower's obligations under the Finance Documents;

(b)
undertakes with each Finance Party that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, the Guarantor shall immediately on demand pay that amount as if it were the principal obligor; and

(c)
agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 17 (Guarantee and Indemnity) if the amount claimed had been recoverable on the basis of a guarantee.

2.	Continuing guarantee
This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

3.	Reinstatement
If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Clause 17 (Guarantee and Indemnity) will continue or be reinstated as if the discharge, release or arrangement had not occurred.

4.	Waiver of defences
The obligations of the Guarantor under this Clause 17 (Guarantee and Indemnity) and in respect of any Transaction Security will not be affected or discharged by an act, omission, matter or thing which, but for this Clause 17.4 (Waiver of defences), would reduce, release or prejudice any of its obligations under this Clause 17 (Guarantee and Indemnity) or in respect of any Transaction Security (without limitation and whether or not known to it or any Secured Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, any Obligor or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)
any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

5.	Immediate recourse
The Guarantor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person (including without limitation to commence any proceedings under any Finance Document or to enforce any Transaction Security) before claiming or commencing proceedings under this Clause 17 (Guarantee and Indemnity). This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

6.	Appropriations
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Secured Party (or any trustee or agent on its behalf) may:

(a)
refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor's liability under this Clause 17 (Guarantee and Indemnity).

7.	Deferral of Guarantor's rights
All rights which the Guarantor at any time has (whether in respect of this guarantee, a mortgage or any other transaction) against the Borrower or its respective assets shall be fully subordinated to the rights of the Secured Parties under the Finance Documents and until the end of the Security Period and unless the Facility Agent otherwise directs, the Guarantor will not exercise any rights which it may have (whether in respect of any Finance Document to which it is a Party or any other transaction) by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 17 (Guarantee and Indemnity):

(a)	to be indemnified by the Borrower;

(b)	to claim any contribution from any third party providing security for, or any other guarantor of, the Borrower's obligations under the Finance Documents;

(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Secured Party;

(d)
to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which the Guarantor has given a guarantee, undertaking or indemnity under Clause 17.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against the Borrower; and/or

(f)	to claim or prove as a creditor of the Borrower in competition with any Secured Party.
If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the

Secured Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Secured Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Clause 33 (Payment Mechanics).

8.	Additional security
This guarantee and any other Security given by the Guarantor is in addition to and is not in any way prejudiced by, and shall not prejudice, any other guarantee or Security or any other right of recourse now or subsequently held by any Secured Party or any right of set-off or netting or right to combine accounts in connection with the Finance Documents.

9.	Applicability of provisions of Guarantee to other Security
Clauses 17.2 (Continuing guarantee), 17.3 (Reinstatement), 17.4 (Waiver of defences), 17.5 (Immediate recourse), 17.6 (Appropriations), 17.7 (Deferral of Guarantor's rights) and 17.8 (Additional security) shall apply, with any necessary modifications, to any Security which the Guarantor creates (whether at the time at which it signs this Agreement or at any later time) to secure the Secured Liabilities or any part of them.

Section 22
Section 23
Section 24Representations, Undertakings and Events of Default

18	Representations

1.	General
Each Obligor makes the representations and warranties set out in this Clause 18 (Representations) to each Finance Party on the date of this Agreement.

2.	Status

(a)	It is a corporation duly incorporated and validly existing in good standing under the law of its Original Jurisdiction.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

3.	Share capital and ownership

(a)	The Borrower is authorised to issue 1500 registered shares each having a par value of $0.01, all of which shares have been issued fully paid.

(b)	The legal title to and beneficial interest in the shares in the Borrower is held by the Guarantor free of any Security or any other claim.

(c)	None of the shares in the Borrower is subject to any option to purchase, pre-emption rights or similar rights.

4.	Binding obligations
The obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations.

5.	Validity, effectiveness and ranking of Security

(a)
Each Finance Document to which it is a party does now or, as the case may be, will upon execution and delivery and, where applicable, registration as provided for in that Finance Document create the Security it purports to create over any assets to which such Security, by its terms, relates, and such Security will, when created or intended to be created, be valid and effective.

(b)	No third party has or will have any Security (except for Permitted Security) over any assets that are the subject of any Transaction Security granted by it.

(c)
The Transaction Security granted by it to the Security Agent or any other Secured Party has or will when created or intended to be created have first ranking priority as it is expressed to have in the Finance Documents and is not subject to any prior ranking or pari passu ranking security.

(d)	No concurrence, consent or authorisation of any person is required for the creation of or otherwise in connection with any Transaction Security.

6.	Non-conflict with other obligations
The entry into and performance by it of, and the transactions contemplated by, each Transaction Document to which it is a party do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument.

7.	Power and authority

(a)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorise:

(i)	its entry into, performance and delivery of, each Transaction Document to which it is or will be a party and the transactions contemplated by those Transaction Documents; and

(ii)	in the case of the Borrower, the registration of the Ship under the Approved Flag.

(b)	No limit on its powers will be exceeded as a result of the borrowing, granting of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.

8.	Validity and admissibility in evidence
All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

(b)	to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions, have been obtained or effected and are in full force and effect.

9.	Governing law and enforcement

(a)	The choice of governing law of each Transaction Document to which it is a party will be recognised and enforced in its Relevant Jurisdictions.

(b)
Any judgment obtained in relation to a Transaction Document to which it is a party in the jurisdiction of the governing law of that Transaction Document will be recognised and enforced in its Relevant Jurisdictions.

10.	Insolvency
No:

(a)	corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 26.8 (Insolvency proceedings); or

(b)	creditors' process described in Clause 26.9 (Creditors' process), has been taken or, to its knowledge, threatened in relation to an Obligor; and none of the circumstances described in Clause 26.7 (Insolvency) applies to any Obligor.

11.	No filing or stamp taxes
Under the laws of its Relevant Jurisdictions it is not necessary that the Finance Documents to which it is a party be registered, filed, recorded, notarised or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents to which it is a party or the transactions contemplated by those Finance Documents except any filing, recording or enrolling or any tax or fee payable which is referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) and which will be made or paid promptly after the date of the relevant Finance Document.

12.	Deduction of Tax
It is not required to make any Tax Deduction from any payment it may make under any Finance Document to which it is a party.

13.	No default

(a)
No Event of Default and, on the date of this Agreement and on the Utilisation Date, no Default is continuing or might reasonably be expected to result from the making of the Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)
No other event or circumstance is outstanding which constitutes a default or a termination event (however described) under any other agreement or instrument which is binding on it or to which its assets are subject.

14.	No misleading information

(a)
Any factual information provided by any Obligor for the purposes of this Agreement was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)	The financial projections contained in any such information have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c)	Nothing has occurred or been omitted from any such information and no information has been given or withheld that results in any such information being untrue or misleading in any material respect.

15.	Financial Statements

(a)	The Original Financial Statements were prepared in accordance with US GAAP consistently applied.

(b)
The Original Financial Statements give a true and fair view of the financial condition of the Guarantor as at the end of the relevant financial year and results of operations during the relevant financial year (on a consolidated basis).

(c)	The most recent financial statements of the Guarantor delivered pursuant to Clause 19.2 (Financial statements):

(i)	have been prepared in accordance with Clause 19.4 (Requirements as to financial statements); and

(ii)
give a true and fair view of (if audited) or fairly represent (if unaudited) its financial condition as at the end of the relevant financial year and operations during the relevant financial year (on a consolidated basis).

(d)
Since the date of the most recent financial statements of the Guarantor delivered pursuant to Clause 19.2 (Financial statements) there has been no material adverse change in the business or consolidated financial condition of the Group.

16.	Pari passu ranking
Its payment obligations under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

17.	No proceedings pending or threatened

(a)
No litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) of or before any court, arbitral body or agency have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against it.

(b)
No judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief (having made due and careful enquiry)) been made against it.

18.	No rebates etc.
There is no agreement or understanding to allow or pay any rebate, premium, inducement, commission, discount or other benefit or payment (however described) to the Borrower, the Seller or a third party in connection with the purchase by the Borrower of the Ship, other than as disclosed to the Facility Agent in writing on or before the date of this Agreement.

19.	Valuations

(a)
All information supplied by it or on its behalf to an Approved Valuer for the purposes of a valuation delivered to the Facility Agent in accordance with this Agreement was true and accurate as at the date it was supplied or (if appropriate) as at the date (if any) at which it is stated to be given.

(b)	It has not omitted to supply any information to an Approved Valuer which, if disclosed, would adversely affect any valuation prepared by such Approved Valuer.

(c)
There has been no change to the factual information provided pursuant to paragraph (a) above in relation to any valuation between the date such information was provided and the date of that valuation which, in either case, renders that information untrue or misleading in any material respect.

20.	No breach of laws
It has not breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

21.	No Charter
The Ship is not subject to any charter or other contract of employment other than Permitted Charter or Approved Pooling Charter.

22.	Compliance with Environmental Laws
All Environmental Laws relating to the ownership, operation and management of the Ship and the business of each Obligor and each Approved Manager (as now conducted and as reasonably anticipated to be conducted in the future) and the terms of all Environmental Approvals have been complied with.

23.	No Environmental Claim
No Environmental Claim has been made or threatened against any Obligor, any Approved Manager or the Ship.

24.	No Environmental Incident
No Environmental Incident has occurred and no person has claimed that an Environmental Incident has occurred.

25.	ISM and ISPS Code compliance
All requirements of the ISM Code and the ISPS Code as they relate to the Borrower, the Approved Technical Manager and the Ship have been complied with.

26.	Taxes paid

(a)	It is not overdue in the filing of any Tax returns and it is not overdue in the payment of any amount in respect of Tax.

(b)	No claims or investigations are being, or are reasonably likely to be, made or conducted against it with respect to Taxes.

27.	Financial Indebtedness
The Borrower has no Financial Indebtedness outstanding other than Permitted Financial Indebtedness.

28.	Overseas companies
No Obligor has delivered particulars, whether in its name stated in the Finance Documents or any other name, of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or, if it has so registered, it has provided to the Facility Agent sufficient details to enable an accurate search against it to be undertaken by the Lenders at the Companies Registry.

29.	Good title to assets
It has good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

30.	Ownership

(a)	The Borrower is the sole legal and beneficial owner of all rights and interests which the Shipbuilding Contract creates in favour of the Borrower.

(b)	With effect on and from the Delivery Date, the Borrower will be the sole legal and beneficial owner of the Ship, the Earnings and the Insurances.

(c)
With effect on and from the date of its creation or intended creation, each Obligor will be the sole legal and beneficial owner of any asset that is the subject of any Transaction Security created or intended to be created by such Obligor.

(d)
The constitutional documents of each Obligor do not and could not restrict or inhibit any transfer of the shares of the Borrower on creation or enforcement of the security conferred by the Security Documents.

31.	Centre of main interests and establishments
For the purposes of The Council of the European Union Regulation No. 2015/848 on Insolvency Proceedings (recast)(the "Regulation"), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in Monaco and it has no "establishment" (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

32.	Place of business
No Obligor has a place of business in any country other than Monaco and its head office functions are carried out in the case of each Obligor at 9, Boulevard Charles III, Monaco 98000.

33.	Sanctions

(a)
No Obligor, nor any of their Subsidiaries, directors or officers, or, to the best knowledge of each Obligor, any of its Affiliates, agents or employees is an individual or entity (a "Person"), that is, or is owned or controlled by Persons that are: (i) the target of any Sanctions (a "Sanctioned Person") or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions broadly prohibiting dealings with such government, country or territory (a "Sanctioned Country").

(b)
No proceeds of the Loan shall be made available, directly or indirectly, to or for the benefit of a Sanctioned Person nor shall they be otherwise directly or indirectly, applied in a manner in breach of Sanctions.

34.	Anti-bribery, anti-corruption and anti-money laundering
No Obligor nor any of their Subsidiaries, directors or officers, or, to the best knowledge of each Obligor, any of its (or any Obligor's) Affiliates, agents or employees, has engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws, regulations or rules in any applicable jurisdiction and each Obligor has instituted and maintains policies and procedures designed to prevent violation of such laws, regulations and rules.

35.	Validity and completeness of the Transaction Documents

(a)	Each of the Transaction Documents to which any Obligor is a party constitutes legal, valid, binding and enforceable obligations of that Obligor.

(b)	The copies of the Transaction Documents delivered to the Facility Agent before the date of this Agreement are true and complete copies.

(c)	No amendments or additions to the Transaction Documents have been agreed nor has any Obligor waived any of its respective rights under the Transaction Documents.

36.	Repetition
The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of the Utilisation Request, on the Delivery Date and the first day of each Interest Period.

19	Information Undertakings

1.	General
The undertakings in this Clause 19 (Information Undertakings) remain in force throughout the Security Period unless the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders), may otherwise permit.

2.	Financial statements
The Guarantor shall supply to the Facility Agent in sufficient copies for all the Lenders:

(a)	as soon as they become available, but in any event within 120 days after the end of each of its financial years, its audited financial statements for that financial year; and

(b)	as soon as the same become available, but in any event within 60 days after the end of each half of each of its financial years, its unaudited financial statements for that financial half year.

3.	Compliance Certificate

(a)
The Guarantor shall supply to the Facility Agent, with each set of financial statements delivered pursuant to paragraph (a) of Clause 19.2 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 20 (Financial Covenants) as at the date as at which those financial statements were drawn up.

(b)	Each Compliance Certificate shall be signed by one director of the Guarantor.

4.	Requirements as to financial statements

(a)
Each set of financial statements delivered by the Guarantor pursuant to Clause 19.2 (Financial statements) shall be certified by a director of the Guarantor as giving a true and fair view (if audited) or fairly representing

(if unaudited) the financial condition of the Guarantor and operations as at the date as at which those financial statements were drawn up.

(b)
The Guarantor shall procure that each set of its financial statements delivered pursuant to Clause 19.2 (Financial statements) is prepared using US GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it notifies the Facility Agent that there has been a change in US GAAP, the accounting practices or reference periods and its auditors deliver to the Facility Agent:

(i)
a description of any change necessary for those financial statements to reflect the US GAAP, accounting practices and reference periods upon which the Guarantor's Financial Statements were prepared; and

(ii)
sufficient information, in form and substance as may be reasonably required by the Facility Agent, to enable the Lenders to determine whether Clause 20 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

5.	Information: miscellaneous
Each Obligor shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

(a)	all documents dispatched by it to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(b)
promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) which are current, threatened or pending against any Obligor, and which might, if adversely determined, have a Material Adverse Effect;

(c)	promptly, its constitutional documents where these have been amended or varied;

(d)	promptly, such further information and/or documents regarding:

(i)	the Ship, goods transported on the Ship, the Earnings or the Insurances;

(ii)	the Security Assets;

(iii)	compliance of the Obligors with the terms of the Finance Documents;

(iv)	the financial condition, business and operations of any member of the Group, as any Finance Party (through the Facility Agent) may reasonably request; and

(e)
promptly, such further information and/or documents as any Finance Party (through the Facility Agent) may reasonably request so as to enable such Finance Party to comply with any laws applicable to it, as may be required by any regulatory authority or as may be required pursuant to such Finance Party's internal policy requirements.

6.	Notification of Default

(a)
Each Obligor shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)
Promptly upon a request by the Facility Agent, the Borrower shall supply to the Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

7.	Use of websites

(a)
Each Obligor may satisfy its obligation under the Finance Documents to which it is a party to deliver any information in relation to those Lenders (the "Website Lenders") which accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Facility Agent (the "Designated Website") if:

(i)	the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the relevant Obligor and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the relevant Obligor and the Facility Agent.
If any Lender (a "Paper Form Lender") does not agree to the delivery of information electronically then the Facility Agent shall notify the Obligors accordingly and each Obligor shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event each Obligor shall supply the Facility Agent with at least one copy in paper form of any information required to be provided by it.

(b)
The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Obligors or any of them and the Facility Agent.

(c)	An Obligor shall promptly upon becoming aware of its occurrence notify the Facility Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	if that Obligor becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.
If an Obligor notifies the Facility Agent under sub-paragraph (i) or (v) of paragraph (c) above, all information to be provided by the Obligors under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)
Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Obligors shall comply with any such request within 10 Business Days.

8.	"Know your customer" checks

(a)
Each Obligor shall, and shall procure that any Approved Manager will, promptly upon the request of any Finance Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by a Servicing Party (for itself or on behalf of any other Finance Party) or any Lender (for itself or, if a Lender proposes to assign or transfer any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, on behalf of any prospective new Lender) in order for such Finance Party or, if a Lender proposes to assign or transfer any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, any prospective new Lender, to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations and internal policies pursuant to the transactions contemplated in the Finance Documents.

(b)
Each Lender shall promptly upon the request of a Servicing Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Servicing Party (for itself) in order for that Servicing Party to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations and internal policies pursuant to the transactions contemplated in the Finance Documents.

20	Financial Covenants

1.	Minimum liquidity
The Guarantor shall maintain Consolidated Liquidity of no less than the greater of (i) $25,000,000 and (ii) $700,000 per vessel owned by the Group.

2.	Minimum Tangible Net Worth
The Guarantor shall maintain a Consolidated Tangible Net Worth of not less than $500,000,000 plus (i) 25 per cent. of the Guarantor's cumulative, positive consolidated net income for each fiscal quarter commencing on or after 31 December 2013 and (ii) 50 per cent. of the value of the Equity Proceeds realized from any issuance of Equity Interest in the Guarantor occurring on or after 31 December 2013.

3.	Maximum Leverage
The Guarantor shall maintain a ratio of Net Debt to Consolidated Total Capitalization of not more than 0.60 to 1.00, to be tested on the last day of each fiscal quarter.

4.	Most Favoured Nations
If, at any time within the period from the date of this Agreement to 30 July 2020, the Guarantor enters into new credit facilities which include financial covenants more favourable to the lenders or finance parties under such facilities than the ones set out in this Clause 20 (Financial Covenants), the Guarantor shall promptly inform the Facility Agent, following which this Agreement shall be deemed amended so that such more favourable covenants are granted to the Finance Parties pursuant to this Agreement.

21	General Undertakings

1.	General
The undertakings in this Clause 21 (General Undertakings) remain in force throughout the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

2.	Authorisations
Each Obligor shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)
supply certified copies to the Facility Agent of any Authorisation required under any law or regulation of a Relevant Jurisdiction or the state of the Approved Flag at any time of the Ship to enable it to:

(i)	perform its obligations under the Transaction Documents to which it is a party;

(ii)
ensure the legality, validity, enforceability or admissibility in evidence in any Relevant Jurisdiction or in the state of the Approved Flag at any time of the Ship or any Transaction Document to which it is a party; and

(iii)	own and operate the Ship (in the case of the Borrower).

3.	Compliance with Sanctions and laws

(a)	No Obligor shall directly or indirectly, use the proceeds of the Advance, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or any other Person:

(i)
to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, (x) a Sanctioned Person and that would result in a violation of Sanctions or (y) a Sanctioned Country;

(ii)
to use in repayment of any moneys due to the Finance Parties any earnings of the Ship paid directly or indirectly from any activities or business of or with any Person, or in any country, territory or port, that, at the time of such payment, is, a Sanctioned Person or Sanctioned Country; or

(iii)
in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Advance hereunder, whether as underwriter, advisor, investor, Mandated Lead Arranger, Lender, Facility Agent or Security Agent or otherwise).

(b)	Each Obligor shall:

(i)
comply, or procure compliance with all laws, regulations or rules to which it may be subject, relating to the Ship, its ownership, employment, operation, management and registration, including, but not limited to, all Sanctions, the ISM Code and the ISPS Code; and

(ii)
without limiting paragraph (i) above, not employ the Ship nor allow its employment, operation or management in any manner contrary to any law, regulation or rule including but not limited to all Sanctions, the ISM Code and the ISPS Code.

(c)	Without limiting sub‑paragraph (i) of paragraph (a) above, the Borrower shall procure:

(i)	that the Ship shall not be used directly or indirectly by or for the benefit of a Sanctioned Person;

(ii)	that the Ship shall not be used directly or indirectly in trading to a Sanctioned Country;

(iii)	that the Ship shall not be used directly or indirectly in any transport of any goods in breach of Sanctions;

(iv)	that the Ship shall not be traded in any manner which would expose the Ship, any Obligor, any other charterer of the Ship, crew or insurers to breach any Sanctions;

(v)	that the Ship shall not be traded in any manner which would trigger the operation of any sanctions limitation or exclusion clause (or similar) in the Insurances; and

(vi)
that each charterparty (including any sub-charterparty) in respect of the Ship shall contain, for the benefit of the Borrower, language which broadly gives effect to the provisions of sub‑paragraph (ii) of paragraph (b) above and of this paragraph (c) and which permits refusal of employment or voyage orders if compliance would result in a breach of Sanctions.

4.	Environmental compliance
Each Obligor shall, and shall procure that any approved Manager will:

(a)	comply with all Environmental Laws;

(b)	obtain, maintain and ensure compliance with all requisite Environmental Approvals; and

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law, where failure to do so has or is reasonably likely to have a Material Adverse Effect.

5.	Environmental Claims
Each Obligor shall, and shall procure that any Approved Manager will, promptly upon becoming aware of the same, inform the Facility Agent in writing of:

(a)	any Environmental Claim against any Obligor or any Approved Manager which is current, pending or threatened; and

(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any Obligor or any Approved Manager, where the claim, if determined against that Obligor or Approved Manager, has or is reasonably likely to have a Material Adverse Effect.

6.	Taxation

(a)	Each Obligor shall pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)
adequate reserves are maintained for those Taxes and, in case of the Guarantor, the costs required to contest them have been disclosed in its latest financial statements delivered to the Facility Agent under Clause 19.2 (Financial statements); and

(iii)	such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

(b)	No Obligor shall change its residence for Tax purposes so as to become tax resident in any jurisdiction outside of its Original Jurisdiction.

7.	Overseas companies
Each Obligor shall promptly inform the Facility Agent if it delivers to the Registrar particulars required under the Overseas Regulations of any UK Establishment and it shall comply with any directions given to it by the Facility Agent regarding the recording of any Transaction Security on the register which it is required to maintain under The Overseas Companies (Execution of Documents and Registration of Charges) Regulations 2009.

8.	No change to centre of main interests
No Obligor shall change the location of its centre of main interest (as that term is used in Article 3(1) of the Regulation) from that stated in relation to it in Clause 18.31 (Centre of main interests and establishments) and it will create no "establishment" (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

9.	Pari passu ranking
Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents as the case may be rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

10.	Title

(a)	The Borrower shall hold the legal title to, and own the entire beneficial interest in:

(i)	the Shipbuilding Contract;

(ii)	with effect from the Delivery Date, the Ship, the Earnings and Insurances; and

(iii)	with effect on and from its creation or intended creation, any other assets the subject of any Transaction Security created or intended to be created by the Borrower.

(b)
The Guarantor shall hold the legal title to, and own the entire beneficial interest in, with effect on and from its creation or intended creation, any assets the subject of any Transaction Security created or intended to be created by the Guarantor.

11.	Negative pledge

(a)	No Obligor shall create or permit to subsist any Security over any of its assets which are the subject of Security created or intended to be created by the Finance Documents to which it is a party.

(b)	The Borrower shall not:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)
Paragraphs (a) and (b) above do not apply to any Permitted Security and paragraph 21.11(b)(ii) above does not apply to any right to receive payment in connection with demurrage claims in relation to the Ship.

12.	Disposals

(a)
The Borrower shall not enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset (including without limitation the Ship, the Earnings or the Insurances).

(b)
Paragraph (a) above does not apply to any charter or other contract of employment relating to the Ship to which Clause 23.14 (Restrictions on chartering, appointment of managers etc.) applies or to the sale of the Ship on arm's length for its Market Value if the Borrower can demonstrate prior to such sale to the Facility Agent's satisfaction that the net proceeds of such sale shall be sufficient to enable the Borrower to comply with its mandatory prepayment obligation under Clause 7.4 (Mandatory prepayment on sale or Total Loss) and, upon such sale, the net proceeds of such sale are sufficient to enable the Borrower to comply with its mandatory prepayment obligation under Clause 7.4 (Mandatory prepayment on sale or Total Loss).

13.	Merger
No Obligor shall enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction.

14.	Change of business

(a)	The Guarantor shall procure that no substantial change is made to the general nature of the business of the Guarantor from that carried out at the date of this Agreement.

(b)	The Borrower shall not engage in any business other than the ownership and operation of the Ship.

15.	Financial Indebtedness
The Borrower shall not incur or permit to be outstanding any Financial Indebtedness except Permitted Financial Indebtedness.

16.	Expenditure
The Borrower shall not incur any expenditure, except for expenditure reasonably incurred in the ordinary course of owning, operating, maintaining and repairing the Ship.

17.	Share capital
The Borrower shall not:

(a)	purchase, cancel or redeem any of its share capital;

(b)	increase or reduce its authorised share capital;

(c)
issue any further shares except to the Guarantor and provided such new shares are made subject to the terms of the Shares Security immediately upon the issue of such new shares in a manner satisfactory to the Facility Agent and the terms of the Shares Security are complied with;

(d)	appoint any further director officer or secretary of the Borrower (unless the provisions of the Shares Security are complied with).

18.	Dividends
The Borrower may make or pay any dividend or other distribution (in cash or in kind) in respect of its share capital provided that:

(a)	there is no Event of Default which is continuing; and

(b)	the making or payment of such dividend or distribution would not result in the occurrence of an Event of Default.

19.	Accounts
The Borrower shall not open or maintain any account with any bank or financial institution except for (i) the Accounts and (ii) any bank accounts opened and maintained with ABN Amro Bank N.V..

20.	Other transactions
The Borrower shall not:

(a)	be the creditor in respect of any loan or any form of credit to any person other than another Obligor and where such loan or form of credit is Permitted Financial Indebtedness;

(b)
give or allow to be outstanding any guarantee or indemnity to or for the benefit of any person in respect of any obligation of any other person or enter into any document under which the Borrower assumes any liability of any other person other than any guarantee or indemnity given under the Finance Documents.

(c)	enter into any material agreement other than:

(i)	the Transaction Documents;

(ii)	any other agreement expressly allowed under any other term of this Agreement; and

(d)	enter into any transaction on terms which are, in any respect, less favourable to the Borrower than those which it could obtain in a bargain made at arms' length; or

(e)	acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks.

21.	Unlawfulness, invalidity and ranking; Security imperilled
No Obligor shall do (or fail to do) or cause or permit another person to do (or omit to do) anything which is likely to:

(a)	make it unlawful for an Obligor to perform any of its obligations under the Transaction Documents;

(b)	cause any obligation of an Obligor under the Transaction Documents to cease to be legal, valid, binding or enforceable;

(c)	cause any Transaction Document to cease to be in full force and effect;

(d)	cause any Transaction Security to rank after, or lose its priority to, any other Security; and

(e)	imperil or jeopardise the Transaction Security.

22.	Charter Assignment
Upon a Charter being entered into, the Borrower shall serve to the Charterer a notice of assignment of Charter under the General Assignment and shall use commercially reasonable efforts to procure that the Charterer provides its acknowledgement.

23.	Further assurance

(a)
Each Obligor shall promptly, and in any event within the time period specified by the Security Agent do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgments, proxies and powers of attorney), as the Security Agent may specify (and in such form as the Security Agent may require in favour of the Security Agent or its nominee(s)):

(i)
to create, perfect, vest in favour of the Security Agent or protect the priority of the Security or any right of any kind created or intended to be created under or evidenced by the Finance Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent, any Receiver or the Secured Parties provided by or pursuant to the Finance Documents or by law;

(ii)
to facilitate or expedite the realisation and/or sale of, the transfer of title to or the grant of, any interest in or right relating to the assets which are, or are intended to be, the subject of the Transaction Security or to exercise any power specified in any Finance Document in respect of which the Security has become enforceable;

(iii)
to confer on the Security Agent or confer on the Secured Parties Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Finance Documents; and/or

(iv)	to enable or assist the Security Agent to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to any item of the Security Property.

(b)
Each Obligor shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Secured Parties by or pursuant to the Finance Documents.

(c)
At the same time as an Obligor delivers to the Security Agent any document executed by itself pursuant to this Clause 21.23 (Further assurance), that Obligor shall deliver to the Security Agent a certificate signed by two of that Obligor's directors or officers which shall:

(i)	set out the text of a resolution of that Obligor's directors specifically authorising the execution of the document specified by the Security Agent; and

(ii)
state that either the resolution was duly passed at a meeting of the directors validly convened and held, throughout which a quorum of directors entitled to vote on the resolution was present, or that the resolution has been signed by all the directors or officers and is valid under that Obligor's articles of association or other constitutional documents.

22	Insurance Undertakings

1.	General
The undertakings in this Clause 22 (Insurance Undertakings) remain in force from the Delivery Date throughout the rest of the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

2.	Maintenance of obligatory insurances
The Borrower shall keep the Ship insured at its expense against:

(a)	fire and usual marine risks (including hull and machinery and excess risks);

(b)	war risks (including war hull and machinery and war protection and indemnity risks and blocking and trapping cover);

(c)
protection and indemnity risks (including freight, demurrage and defence risks for the maximum amount available through a first class protection and indemnity association that is a member of the International Group Association and third party liability cover for oil pollution); and

(d)
all other risks as are customarily insured against by leading operators of ships of the same age and type as the Ship in accordance with then current industry practice and taking into account the Ship's trading area.

3.	Terms of obligatory insurances
The Borrower shall effect such insurances:

(a)	in dollars;

(b)	in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of:

(i)	120 per cent. of the Loan; and

(ii)	the Market Value of the Ship;

(c)
in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market;

(d)	in the case of protection and indemnity risks, in respect of the full tonnage of the Ship;

(e)	on approved terms; and

(f)
through Approved Brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.

4.	Further protections for the Finance Parties
In addition to the terms set out in Clause 22.3 (Terms of obligatory insurances), the Borrower shall procure that the obligatory insurances effected by it shall:

(a)	subject always to paragraph (b) and to the extent that they accord with market practice, name the Borrower as the only named assured unless the interest of every other named assured is limited:

(i)	in respect of any obligatory insurances for hull and machinery and war risks;

(A)	to any provable out-of-pocket expenses that it has incurred and which form part of any recoverable claim on underwriters; and

(B)	to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against it); and

(ii)
in respect of any obligatory insurances for protection and indemnity risks, to any recoveries it is entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against it;

and every other named assured has undertaken in writing to the Security Agent (in such form as it requires) that any deductible shall be apportioned between the Borrower and every other named assured in proportion to the gross claims made or paid by each of them and that it shall do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances;

(b)
whenever the Facility Agent requires, name (or be amended to name) the Security Agent as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Agent, but without the Security Agent being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(c)	name the Security Agent as loss payee with such directions for payment as the Facility Agent may specify;

(d)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Agent shall be made without set off, counterclaim or deductions or condition whatsoever;

(e)	provide that the obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Agent or any other Finance Party; and

(f)	provide that the Security Agent may make proof of loss if the Borrower fails to do so.

5.	Renewal of obligatory insurances
The Borrower shall:

(a)	at least 21 days before the expiry of any obligatory insurance:

(i)
notify the Facility Agent of the Approved Brokers (or other insurers) and any protection and indemnity or war risks association through or with which it proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)	obtain the Facility Agents' approval to the matters referred to in sub-paragraph (i) of paragraph (a) above;

(b)	at least 14 days before the expiry of any obligatory insurance, renew that obligatory insurance in accordance with the Facility Agent's approval pursuant to paragraph (a) above; and

(c)
procure that the Approved Brokers and/or the approved war risks and protection and indemnity associations with which such a renewal is effected shall, prior to the renewal, notify the Facility Agent in writing of the terms and conditions of the renewal.

6.	Copies of policies; letters of undertaking
The Borrower shall ensure that the Approved Brokers provide the Security Agent with:

(a)	pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew; and

(b)	a letter or letters or undertaking in a form required by the Facility Agent and including undertakings by the Approved Brokers that:

(i)
they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 22.4 (Further protections for the Finance Parties);

(ii)	they will hold such policies, and the benefit of such insurances, to the order of the Security Agent in accordance with such loss payable clause;

(iii)	they will advise the Security Agent immediately of any material change to the terms of the obligatory insurances;

(iv)	they will, if they have not received notice of renewal instructions from the Borrower or its agents, notify the Security Agent not less than 14 days before the expiry of the obligatory insurances;

(v)	if they receive instructions to renew the obligatory insurances, they will promptly notify the Facility Agent of the terms of the instructions;

(vi)
they will not set off against any sum recoverable in respect of a claim relating to the Ship under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of the Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts; and

(vii)	they will arrange for a separate policy to be issued in respect of the Ship forthwith upon being so requested by the Facility Agent.

7.	Copies of certificates of entry
The Borrower shall ensure that any protection and indemnity and/or war risks associations in which the Ship is entered provide the Security Agent with:

(a)	a certified copy of the certificate of entry for the Ship;

(b)	a letter or letters of undertaking in such form as may be required by the Facility Agent acting on the instructions of Majority Lenders; and

(c)	a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to the Ship.

8.	Deposit of original policies
The Borrower shall ensure that all policies relating to obligatory insurances effected by it are deposited with the Approved Brokers through which the insurances are effected or renewed.

9.	Payment of premiums
The Borrower shall punctually pay all premiums or other sums payable in respect of the obligatory insurances effected by it and produce all relevant receipts when so required by the Facility Agent or the Security Agent.

10.	Guarantees
The Borrower shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

11.	Compliance with terms of insurances

(a)
The Borrower shall not do or omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part.

(b)	Without limiting paragraph (a) above, the Borrower shall:

(i)
take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in sub-paragraph (iii) of paragraph (b) of Clause 22.6 (Copies of policies; letters of undertaking)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Facility Agent has not given its prior approval;

(ii)	not make any changes relating to the classification or classification society or manager or operator of the Ship approved by the underwriters of the obligatory insurances;

(iii)
make (and promptly supply copies to the Facility Agent of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship is entered to maintain cover for trading to the US and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(iv)
not employ the Ship, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

12.	Alteration to terms of insurances
The Borrower shall not make or agree to any alteration to the terms of any obligatory insurance or waive any right relating to any obligatory insurance.

13.	Settlement of claims

(a)	The Borrower shall not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty.

(b)
The Borrower shall do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

14.	Provision of copies of communications
The Borrower shall provide to the Security Agent, at the time of such request, copies of all written communications between the Borrower and:

(a)	the Approved Brokers;

(b)	the approved protection and indemnity and/or war risks associations; and

(c)	the approved insurance companies and/or underwriters,
which relate directly or indirectly to:

(i)	the Borrower's obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii)
any credit arrangements made between the Borrower and any of the persons referred to in paragraphs (a) or (b) above relating wholly or partly to the effecting or maintenance of the obligatory insurances.

15.	Provision of information
The Borrower shall promptly provide the Facility Agent (or any persons which it may designate) with any information which the Facility Agent (or any such designated person) requests for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)
effecting, maintaining or renewing any such insurances as are referred to in Clause 22.16 (Mortgagee's interest and additional perils insurances) or dealing with or considering any matters relating to any such insurances, and the Borrower shall, upon demand, indemnify the Security Agent in respect of all fees and other expenses incurred by or for the account of the Security Agent in connection with any such report as is referred to in paragraph (a) above.

16.	Mortgagee's interest and additional perils insurances
The Security Agent shall be entitled from time to time to effect, maintain and renew:

(a)	a mortgagee's interest insurance in an amount equal to 120 per cent. of the Loan; and

(b)	a mortgagee's interest additional perils insurance in an amount equal to 120 per cent. of the Loan, and the Borrower shall upon demand fully indemnify the Finance Parties in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance.

23	Ship Undertakings

1.	General
The undertakings in this Clause 23 (Ship Undertakings) remain in force on and from the Delivery Date and throughout the rest of the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

2.	Ship's names and registration
The Borrower shall:

(a)	keep the Ship registered in its name under the Approved Flag from time to time at its port of registration;

(b)	not do or allow to be done anything as a result of which such registration might be suspended, cancelled or imperilled; and

(c)	not change the name of the Ship,
provided that any change of flag of the Ship shall be subject to:

(i)
the Ship remaining subject to Security securing the Secured Liabilities created by a first priority or preferred ship mortgage on that Ship and, if appropriate, a first priority deed of covenant collateral to that mortgage (or equivalent first priority Security) on substantially the same terms as the Mortgage and on such other terms and in such other form as the Facility Agent, acting with the authorisation of the Majority Lenders, shall approve or require; and

(ii)	the execution of such other documentation amending and supplementing the Finance Documents as the Facility Agent, acting with the authorisation of the Majority Lenders, shall approve or require.

3.	Repair and classification
The Borrower shall keep the Ship in a good and safe condition and state of repair:

(a)	consistent with first class ship ownership and management practice; and

(b)	so as to maintain the Approved Classification free of recommendations and conditions.

4.	Classification society undertaking
The Borrower shall instruct the Approved Classification Society (and procure that the Approved Classification Society undertakes with the Security Agent):

(a)
to send to the Security Agent, following receipt of a written request from the Security Agent, certified true copies of all original class records held by the Approved Classification Society in relation to the Ship;

(b)
to allow the Security Agent (or its agents), at any time and from time to time, to inspect the original class and related records of the Borrower and the Ship at the offices of the Approved Classification Society and to take copies of them;

(c)	to notify the Security Agent immediately in writing if the Approved Classification Society:

(i)	receives notification from the Borrower or any person that the Approved Classification Society of the Ship is to be changed; or

(ii)
becomes aware of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of the Ship's class under the rules or terms and conditions of the Borrower or the Ship's membership of the Approved Classification Society;

(d)	following receipt of a written request from the Security Agent:

(i)
to confirm that the Borrower is not in default of any of its contractual obligations or liabilities to the Approved Classification Society, including confirmation that it has paid in full all fees or other charges due and payable to the Approved Classification Society; or

(ii)
to confirm that the Borrower is in default of any of its contractual obligations or liabilities to the Approved Classification Society, to specify to the Security Agent in reasonable detail the facts and circumstances of such default, the consequences of such default, and any remedy period agreed or allowed by the Approved Classification Society.

(e)	The Borrower shall not change the Approved Classification Society other than to another Approved Classification Society with the prior notification of the Facility Agent.

5.	Modifications
The Borrower shall not make any modification or repairs to, or replacement of, the Ship or equipment installed on it which would or might materially alter the structure, type or performance characteristics of the Ship or materially reduce its value.

6.	Removal and installation of parts

(a)	Subject to paragraph (b) below, the Borrower shall not remove any material part of the Ship, or any item of equipment installed on the Ship unless:

(i)	the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed;

(ii)	the replacement part or item is free from any Security in favour of any person other than the Security Agent; and

(iii)	the replacement part or item becomes, on installation on the Ship, the property of the Borrower and subject to the security constituted by the Mortgage.

(b)	The Borrower may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship.

7.	Surveys
The Borrower shall submit the Ship regularly to all periodic or other surveys which may be required for classification purposes and, if so required by the Facility Agent acting on the instructions of the Majority Lenders, provide the Facility Agent, with copies of all survey reports.

8.	Inspection
The Borrower shall, at the cost and expense of the Borrower, permit the Security Agent (acting through surveyors or other persons appointed by it for that purpose) to board the Ship once in each 12 month period to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections, provided that following the occurrence of an Event of Default which is continuing the Borrower shall, at the cost and expense of the Borrower, permit the Security Agent (acting through surveyors or other persons appointed by it for that purpose) to board the Ship for such purpose at any time. The Security Agent shall use reasonable efforts not to interfere with the operation and normal trading of the Ship when exercising its rights under this Clause 23.8.

9.	Prevention of and release from arrest

(a)	The Borrower shall promptly discharge:

(i)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Ship, the Earnings or the Insurances;

(ii)	all Taxes, dues and other amounts charged in respect of the Ship, the Earnings or the Insurances; and

(iii)	all other outgoings whatsoever in respect of the Ship, the Earnings or the Insurances.

(b)
The Borrower shall immediately and, forthwith upon receiving notice of the arrest of the Ship or of its detention in exercise or purported exercise of any lien or claim, take all steps necessary to procure its release by providing bail or otherwise as the circumstances may require.

10.	ISPS Code
Without limiting paragraph (b) of Clause 21.3 (Compliance with Sanctions and laws), the Borrower shall:

(a)	procure that the Ship and the company responsible for the Ship's compliance with the ISPS Code comply with the ISPS Code; and

(b)	maintain an ISSC for the Ship; and

(c)	notify the Facility Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.

11.	Trading in war zones
In the event of hostilities in any part of the world (whether war is declared or not), the Borrower shall not cause or permit the Ship to enter or trade to any zone which is declared a war zone by any government or by the Ship's war risks insurers unless:

(a)	the prior written consent of the Security Agent acting on the instructions of the Majority Lenders has been given; and

(b)	the Borrower has (at its expense) effected any special, additional or modified insurance cover which the Security Agent acting on the instructions of the Majority Lenders may require.

12.	Provision of information
Without prejudice to Clause 19.5 (Information: miscellaneous) the Borrower shall promptly provide the Facility Agent with any information which it requests regarding:

(a)	the Ship, its employment, position and engagements;

(b)	the Earnings and payments and amounts due to its master and crew;

(c)	any expenditure incurred, or likely to be incurred, in connection with the operation, maintenance or repair of the Ship and any payments made by it in respect of the Ship;

(d)	any towages and salvages; and

(e)	its compliance, the Approved Manager's compliance and the compliance of the Ship with the ISM Code and the ISPS Code, and, upon the Facility Agent's request, promptly provide copies of any current charter or other contract of employment relating to the Ship, of any current guarantee of any such charter, the Ship's Safety Management Certificate and any relevant Document of Compliance.

13.	Notification of certain events
The Borrower shall immediately notify the Facility Agent by fax, confirmed forthwith by letter, of:

(a)	any casualty to the Ship which is or is likely to be or to become a Major Casualty;

(b)	any occurrence as a result of which the Ship has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)	any requisition of the Ship for hire;

(d)	any requirement or recommendation made in relation to the Ship by any insurer or classification society or by any competent authority which is complied with;

(e)	any arrest or detention of the Ship, any exercise or purported exercise of any lien on the Ship or the Earnings;

(f)	any unscheduled dry docking of the Ship;

(g)	any Environmental Claim made against the Borrower or in connection with the Ship, or any Environmental Incident;

(h)	any claim for breach of the ISM Code or the ISPS Code being made against the Borrower, an Approved Manager or otherwise in connection with the Ship; or

(i)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with, and the Borrower shall keep the Facility Agent advised in writing on a regular basis and in such detail as the Facility Agent shall require as to the Borrower's, any such Approved Manager's or any other person's response to any of those events or matters.

14.	Restrictions on chartering, appointment of managers etc.
The Borrower shall not:

(a)	let the Ship on demise charter for any period;

(b)	enter into any time, voyage or consecutive voyage charter in respect of the Ship other than:

(i)	an Approved Pooling Charter; or

(ii)	a Permitted Charter,

(c)
amend, supplement, cancel or terminate a Management Agreement without the prior written consent of the Facility Agent, such consent not to be unreasonably withheld, provided that amendments to the provisions relating to the management fees, termination fees and insurances shall be permitted if such changes do not and shall not affect the rights of the Finance Parties in an adverse manner in the context of the Finance Documents;

(d)	appoint a manager of the Ship other than the Approved Technical Manager or the Approved Commercial Manager or agree to any alteration to the terms of an Approved Manager's appointment, provided that amendments to the provisions relating to the management fees, termination fees and insurances shall be permitted if such changes do not and shall not affect the rights of the Finance Parties in an adverse manner in the context of the Finance Documents;

(e)	de activate or lay up the Ship; or

(f)
put the Ship into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed $1,000,000 (or the equivalent in any other currency) unless that person has first given to the Security Agent and in terms satisfactory to it a written undertaking not to exercise any lien on the Ship or the Earnings for the cost of such work or for any other reason.

15.	Sub-contracting of management services
For the avoidance of doubt:

(a)
the Approved Commercial Manager shall have the right to sub-contract all or part of its management services to another Approved Commercial Manager provided that such sub-contractor shall grant a manager's undertaking in favour of the Security Agent (in form and substance acceptable to the Facility Agent);

(b)
the Approved Technical Manager shall have the right to sub-contract all or part of its management services to another Approved Technical Manager provided that such sub-contractor shall grant a manager's undertaking in favour of the Security Agent (in form and substance acceptable to the Facility Agent); and

(c)	any Approved Commercial Manager and Approved Technical Manager to whom management services are sub-contracted as per (a) or (b) above shall be referred as a "Approved Sub-Manager".

16.	Notice of Mortgage
The Borrower shall keep the Mortgage registered against the Ship as a valid first preferred mortgage, carry on board the Ship a certified copy of the Mortgage and place and maintain in a conspicuous place in the navigation room and the master's cabin of the Ship a framed printed notice stating that the Ship is mortgaged by the Borrower to the Security Agent.

17.	Sharing of Earnings
The Borrower shall not enter into any agreement or arrangement for the sharing of any Earnings provided always that the Ship may be entered into any Approved Pooling Arrangement.

18.	Change of an Approved Manager
If, subject to Clause 23.14(c), there is a change of an Approved Manager, Approved Sub-Manager or the appointment of an Approved Sub-Manager, the Borrower shall:

(a)	promptly provide the Facility Agent with a copy of the management agreement pursuant to which such Approved Manager or Approved Sub-Manager is to be appointed; and

(b)	procure that the new Approved Manager or Approved Sub-Manager, as the case may be, provides to the Facility Agent on or prior to the commencement of its appointment, a Manager's Undertaking.

19.	Notification of compliance
The Borrower shall promptly provide the Facility Agent from time to time with evidence (in such form as the Facility Agent requires) that it is complying with this Clause 23 (Ship Undertakings).

24	Security Cover

1.	Minimum required security cover
Clause 24.2 (Provision of additional security; prepayment) applies if, on or after the Delivery Date, the Facility Agent notifies the Borrower that:

(i)	the Market Value of the Ship; plus

(ii)	the net realisable value of additional Security previously provided under this Clause 24 (Security Cover), is below 140 per cent. of the Loan.

2.	Provision of additional security; prepayment
If the Facility Agent serves a notice on the Borrower under Clause 24.1 (Minimum required security cover), the Borrower shall:

(a)	on or before the date falling 30 days after the date (the "Prepayment Date") on which the Facility Agent's notice is served, prepay such part of the Loan as shall eliminate the shortfall; or

(b)
instead of making a prepayment as described in paragraph (a) above, provide, or ensure that a third party has provided, additional security which, in the opinion of the Facility Agent acting on the instructions of the Majority Lenders:

(i)	has a net realisable value at least equal to the shortfall; and

(ii)	is documented in such terms as the Facility Agent may approve or require, in either case, before the Prepayment Date; and conditional upon such security being provided in such manner, it shall satisfy such prepayment obligation. If additional security has been provided and the Borrower has evidenced that such additional security is no longer required to comply with Clause 24.1 (Minimum required security cover) for a minimum period of three (3) Months, the Facility Agent shall, at the request of the Borrower, release such additional security.

3.	Value of additional vessel security
The net realisable value of any additional security which is provided under Clause 24.2 (Provision of additional security; prepayment) and which consists of Security over a vessel shall be the Market Value of the vessel concerned.

4.	Valuations binding
Any valuation under this Clause 24 (Security Cover) shall be binding and conclusive as regards the Borrower.

5.	Provision of information

(a)
The Borrower shall promptly provide the Facility Agent and any shipbroker acting under this Clause 24 (Security Cover) with any information which the Facility Agent or the shipbroker may request for the purposes of the valuation.

(b)
If the Borrower fails to provide the information referred to in paragraph (a) above by the date specified in the request, the valuation may be made on any basis and assumptions which the shipbroker or the Facility Agent considers prudent.

6.	Prepayment mechanism
Any prepayment pursuant to Clause 24.2 (Provision of additional security; prepayment) shall be made in accordance with the relevant provisions of Clause 7 (Prepayment and Cancellation) and shall be treated as a voluntary prepayment pursuant to Clause 7.3 (Voluntary prepayment of Loan) but ignoring any restriction as to prepayments being made on the last day of the Interest Period.

7.	Provision of valuations

(a)
The Facility Agent shall obtain two valuations in respect of the Ship and any other vessel over which additional Security has been created in accordance with Clause 24.2 (Provision of additional security; prepayment), from Approved Valuers, to enable the Facility Agent to determine the Market Value of the Ship on or not more than 30 days before the Delivery Date and on two occasions in each year on 30 June and 31 December. The cost of such valuations shall be borne by the Borrower.

(b)
In relation to paragraph (a) above, if, in respect of the Ship, the two valuations differ by more than ten per cent. (10%) of the lower valuation, the Borrower shall (at the cost and expense of the Borrower) have the right to request the Facility Agent to obtain a third valuation from a further Approved Valuer, and in such case the Market Value shall be the average of the three valuations.

(c)
Notwithstanding paragraph (a) above, a Lender may (at the cost and expense of such Lender or, if an Event of Default has occurred and is continuing, at the cost and expense of the Borrower) at any time request the Facility Agent to obtain two valuations in respect of the Ship and any other vessel over which additional Security has been created in accordance with Clause 24.2 (Provision of additional security; prepayment), from Approved Valuers, to enable the Facility Agent to determine the Market Value of the Ship.

25	Application of Earnings

1.	Payment of Earnings
The Borrower shall ensure that, subject only to the provisions of the General Assignment, all the Earnings are paid in to the Earnings Account. Subject to Clause 25.2 (Retentions), the monies standing to the credit of the

Earnings Account shall, unless and until an Event of Default has occurred and for so long as the same is continuing, be freely available to the Borrower.

2.	Retentions

(a)
The Borrower shall ensure that, on each Retention Date (or on such other dates as the Facility Agent may from time to time specify) there is transferred to the Retention Account out of the Earnings received in the Earnings Account:

(i)	one-third of the amount of the Repayment Instalment falling due under Clause 6.1 (Repayment of Loan) on the next Repayment Date; and

(ii)	the relevant fraction of the aggregate amount of interest on the Loan which is payable under this Agreement in respect of any Interest Period then current.

(b)	The "relevant fraction" is a fraction of which:

(i)	the numerator is one; and

(ii)	the denominator is:

(A)	the number of months comprised in the relevant then current Interest Period; or

(B)
if the period is shorter, the number of months from the later of the commencement of the relevant current Interest Period or the last due date for payment of interest on the Loan or the relevant part of the Loan to the next due date for payment of interest on the Loan or the relevant part of the Loan under this Agreement.

3.	Shortfall in Earnings

(a)
If the credit balance on the Earnings Account is insufficient on any of the Retention Dates to be transferred to the Retention Account under Clause 25.2 (Retentions) the Borrower shall make up the amount of the insufficiency on demand from the Facility Agent.

(b)
Without prejudicing the Facility Agent's right to make such demand at any time, the Facility Agent may, if so authorised by the Majority Lenders, permit the Borrower to make up all or part of the insufficiency by increasing the amount of any transfer under Clause 25.2 (Retentions) from the Earnings received in the next or subsequent Retention Date.

4.	Application of retentions

(a)	The Security Agent has sole signing rights in relation to the Retention Accounts.

(b)
Until an Event of Default occurs, the Facility Agent shall instruct the Security Agent to release to it, on each Repayment Date and on each Interest Payment Date, for distribution to the Finance Parties in accordance with Clause 33.2 (Distributions by the Facility Agent) so much of the then balance on the Retention Account as equals:

(i)	the Repayment Instalment due on that Repayment Date; and

(ii)	the amount of interest payable on that Interest Payment Date.

5.	Location of Accounts
The Borrower shall promptly:

(a)	comply with any requirement of the Facility Agent as to the location or relocation of the Accounts (or any of them); and

(b)
execute any documents which the Facility Agent specifies to create or maintain in favour of the Security Agent Security over (and/or rights of set-off, consolidation or other rights in relation to) the Accounts.

26	Events of Default

1.	General
Each of the events or circumstances set out in this Clause 26 (Events of Default) is an Event of Default except for Clause 26.19 (Acceleration) and Clause 26.20 (Enforcement of security).

2.	Non-payment
An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

(ii)	payment is made within three Business Days of its due date.

3.	Specific obligations
A breach occurs of Clause 4.5 (Waiver of conditions precedent), Clause 20 (Financial Covenants), Clause 21.3 (Compliance with Sanctions and laws), Clause 21.10 (Title), Clause 21.11 (Negative pledge), Clause 21.21 (Unlawfulness, invalidity and ranking; Security imperilled), Clause 22.2 (Maintenance of obligatory insurances), Clause 22.3 (Terms of obligatory insurances), Clause 22.5 (Renewal of obligatory insurances) or Clause 24 (Security Cover).

4.	Other obligations

(a)
An Obligor does not comply with any provision of any material contract and/or the Transaction Documents (other than those referred to in Clause 26.2 (Non-payment) and Clause 26.3 (Specific obligations)).

(b)
No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 15 days of the Facility Agent giving notice to the Borrower or (if earlier) any Obligor becoming aware of the failure to comply.

5.	Misrepresentation
Any representation or statement made or deemed to be made by any Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or when made or deemed to be made.

6.	Cross default

(a)	Any Financial Indebtedness of any Obligor is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any Obligor is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)
Any creditor of any Obligor becomes entitled to declare any Financial indebtedness of that Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

No Event of Default will occur under this Clause 26.6 (Cross default) in respect of a person other than the Borrower if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than $10,000,000 or its equivalent in any other currency.

7.	Insolvency

(a)	An Obligor:

(i)	is unable or admits inability to pay its debts as they fall due;

(ii)	is deemed to, or is declared to, be unable to pay its debts under applicable law;

(iii)	suspends or threatens to suspend making payments on any of its debts; or

(iv)
by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any Obligor is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of any Obligor. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

8.	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)
the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any Obligor;

(iii)	the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any Obligor or any of its assets; or

(iv)	enforcement of any Security over any assets of any Obligor,
or any analogous procedure or step is taken in any jurisdiction.

(b)	Paragraph (a) above shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement.

9.	Creditors' process
Any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any asset or assets of an Obligor (other than an arrest or detention of the Ship referred to in Clause 26.14 (Arrest)) and is not discharged within 30 days.

10.	Ownership of the Borrower
The Borrower is not or ceases to be a 100% directly owned Subsidiary of the Guarantor.

11.	Unlawfulness, invalidity and ranking

(a)	It is or becomes unlawful for an Obligor or any Approved Manager to perform any of its obligations under the Finance Documents or any other Transaction Documents.

(b)	Any obligation of an Obligor or any Approved Manager under the Finance Documents is not or ceases to be legal, valid, binding or enforceable.

(c)
Any Finance Document or any other Transaction Document ceases to be in full force and effect or to be continuing or is or purports to be determined or any Transaction Security is alleged by a party to it (other than a Finance Party) to be ineffective.

(d)	Any Transaction Security proves to have ranked after, or loses its priority to, any other Security.

12.	Security imperilled
Any Security created or intended to be created by a Finance Document is in any way imperilled or in jeopardy.

13.	Cessation of business
Any Obligor suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.

14.	Arrest
Any arrest of the Ship or its detention in the exercise or the purported exercise of any lien or claim unless it is redelivered to the full control of the Borrower within 90 days of such arrest or detention.

15.	Expropriation
The authority or ability of any Obligor to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any Obligor or any of its assets other than:

(a)	an arrest or detention of the Ship referred to in Clause 26.14 (Arrest); or

(b)	any Requisition.

16.	Repudiation and rescission of agreements
Any Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Transaction Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Transaction Document or any Transaction Security.

17.	Litigation
Any litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency are started or threatened, or any judgment or order of a court, arbitral body or agency is made in relation to any of the Transaction Documents or the transactions contemplated in any of the Transaction Documents or against any Obligor or its assets which has or is reasonably likely to have a Material Adverse Effect.

18.	Material adverse change
Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect.

19.	Acceleration
On and at any time after the occurrence of an Event of Default which is continuing the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

(a)	cancel the Total Commitments, whereupon they shall immediately be cancelled;

(b)
declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon it shall become immediately due and payable; and/or

(c)	declare that all or part of the Loan be payable on demand, whereupon it shall immediately become payable on demand by the Facility Agent acting on the instructions of the Majority Lenders; and/or

(d)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents, and the Facility Agent may serve notices under paragraphs (a), (b) and (c) above simultaneously or on different dates and the Security Agent may take any action referred to in Clause 26.20 (Enforcement of security) if no such notice is served or simultaneously with or at any time after the service of any of such notice.

20.	Enforcement of security
On and at any time after the occurrence of an Event of Default the Security Agent may, and shall if so directed by the Majority Lenders, take any action which, as a result of the Event of Default or any notice served under Clause 26.19 (Acceleration), the Security Agent is entitled to take under any Finance Document or any applicable law or regulation.

Section 25
Section 26
Section 27Changes to Parties

27	Changes to the Lenders

1.	Assignments and transfers by the Lenders
Subject to this Clause 27 (Changes to the Lenders), a Lender (the "Existing Lender") may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,
under the Finance Documents to another bank or financial institution or to a trust, fund, credit insurer or reinsurer or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender").

2.	Conditions of assignment or transfer

(a)	The consent of the Borrower is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is:

(i)	to another Lender or an Affiliate of a Lender; or

(ii)	made at a time when an Event of Default is continuing.

(b)
The consent of the Borrower to an assignment or transfer must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by the Borrower within that time.

(c)	The consent of the Facility Agent is required for an assignment or transfer by an Existing Lender, such consent not to be unreasonably withheld.

(d)	An assignment will only be effective on:

(i)
receipt by the Facility Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Secured Parties as it would have been under if it were an Original Lender; and

(ii)	performance by the Facility Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations and internal policies in relation to such assignment to a New

Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender.

(e)
Each Obligor agrees that all rights and interests (present, future or contingent) which the Existing Lender has under or by virtue of the Finance Documents are assigned to the New Lender absolutely, free of any defects in the Existing Lender's title and of any rights or equities which the Borrower or any other Obligor had against the Existing Lender.

(f)	A transfer will only be effective if the procedure set out in Clause 27.5 (Procedure for transfer) is complied with.

(g)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)
as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax Gross Up and Indemnities) or under that Clause as incorporated by reference or in full in any other Finance Document or Clause 13 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This paragraph (g) shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Facility.

(h)
Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

3.	Assignment or transfer fee
The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of $3,000.

4.	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Transaction Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document, and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties and the Secured Parties that it:

(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities throughout the Security Period.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 27 (Changes to the Lenders); or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Transaction Documents or otherwise.

5.	Procedure for transfer

(a)
Subject to the conditions set out in Clause 27.2 (Conditions of assignment or transfer), a transfer is effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with this Agreement and delivered in accordance with this Agreement, execute that Transfer Certificate.

(b)
The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations and internal policies in relation to the transfer to such New Lender.

(c)	Subject to Clause 27.9 (Pro rata interest settlement), on the Transfer Date:

(i)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security, each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the "Discharged Rights and Obligations");

(ii)
each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)
the Facility Agent, the Security Agent, the Mandated Lead Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Security Agent, the Mandated Lead Arranger and the Existing Lenders shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a "Lender".

6.	Procedure for assignment

(a)
Subject to the conditions set out in Clause 27.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)
The Facility Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations and internal policies in relation to the assignment to such New Lender.

(c)	Subject to Clause 27.9 (Pro rata interest settlement), on the Transfer Date:

(i)
the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)
the Existing Lender will be released from the obligations (the "Relevant Obligations") expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Lender shall become a Party as a "Lender" and will be bound by obligations equivalent to the Relevant Obligations.

(d)
Lenders may utilise procedures other than those set out in this Clause 27.6 (Procedure for assignment) to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 27.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 27.2 (Conditions of assignment or transfer).

7.	Copy of Transfer Certificate or Assignment Agreement to Borrower
The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrower a copy of that Transfer Certificate or Assignment Agreement.

8.	Security over Lenders' rights

(a)
In addition to the other rights provided to Lenders under this Clause 27 (Changes to the Lenders), each Lender may, without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(i)
any charge, assignment or other Security to secure obligations to a federal reserve or central bank (including, for the avoidance of doubt, the European Central Bank) including, without limitation, any assignment of rights to a special purpose vehicle where Security over securities issued by such special purpose vehicle is to be created in favour of a federal reserve or central bank (including, for the avoidance of doubt, the European Central Bank) and any assignment to any securitisation vehicle, trust or fund for the purpose of the Lender refinancing or hedging its exposure or granting security over such rights to secure obligations of the Lender; and

(ii)
in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(A)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(B)
require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

(b)	The limitations on assignments or transfers by a Lender set out in any Finance Document shall not apply to the creation of Security pursuant to paragraph (i) above.

(c)
The limitations and provisions referred to in paragraph (b) above shall further not apply to any assignment or transfer of rights under the Finance Documents or of the securities issued by the special purpose vehicle, made by a federal reserve or central bank (including, for the avoidance of doubt, the European Central Bank) to a third party in connection with the enforcement of Security created pursuant to paragraph (a) above.

(d)
Any Lender may disclose such Confidential Information as that Lender shall consider appropriate to a federal reserve or central bank (including, for the avoidance of doubt, the European Central Bank) to (or through) whom it creates Security pursuant to paragraph (i) above, and any federal reserve or central bank (including, for the avoidance of doubt, the European Central Bank) may disclose such Confidential Information to a third party to whom it assigns or transfers (or may potentially assign or transfer) rights under the Finance Documents or the securities issued by the special purpose vehicle in connection with the enforcement of such Security.

9.	Pro rata interest settlement
If the Facility Agent has notified the Lenders that it is able to distribute interest payments on a "pro rata basis" to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 27.5 (Procedure for transfer) or any assignment pursuant to Clause 27.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)
any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date ("Accrued Amounts") and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six

Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(b)	The rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(ii)
the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 27.9 (Pro rata interest settlement), have been payable to it on that date, but after deduction of the Accrued Amounts.

(c)	In this Clause 27.9 (Pro rata interest settlement) references to "Interest Period" shall be construed to include a reference to any other period for accrual of fees.

28	Changes to the Obligors

1.	Assignment or transfer by Obligors
No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

2.	Release of security

(a)	If a disposal of any asset subject to security created by a Security Document is made in the following circumstances:

(i)	the disposal is permitted by the terms of any Finance Document;

(ii)	all the Lenders agree to the disposal;

(iii)	the disposal is being made at the request of the Security Agent in circumstances where any security created by the Security Documents has become enforceable; or

(iv)	the disposal is being effected by enforcement of a Security Document, the Security Agent may release the asset(s) being disposed of from any security over those assets created by a Security Document. However, the proceeds of any disposal (or an amount corresponding to them) must be applied in accordance with the requirements of the Finance Documents (if any).

(b)
If the Security Agent is satisfied that a release is allowed under this Clause 28.2 (Release of security) (at the request and expense of the Borrower) each Finance Party must enter into any document and do all such other things which are reasonably required to achieve that release. Each other Finance Party irrevocably authorises the Security Agent to enter into any such document. Any release will not affect the obligations of any other Obligor under the Finance Documents.

Section 28
Section 29
Section 30The Finance Parties

29	The Facility Agent, the Mandated Lead Arranger and the Reference Banks

1.	Appointment of the Facility Agent

(a)	Each of the Mandated Lead Arranger and the Lenders appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)
Each other Finance Party authorises the Facility Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.

2.	Instructions

(a)	The Facility Agent shall:

(i)
unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders; and

(ii)
not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above (or, if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, in accordance with instructions given to it by that Finance Party or group of Finance Parties).

(b)
The Facility Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Facility Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)
Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Facility Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in a Finance Document;

(ii)	where a Finance Document requires the Facility Agent to act in a specified manner or to take a specified action;

(iii)	in respect of any provision which protects the Facility Agent's own position in its personal capacity as opposed to its role of Facility Agent for the relevant Finance Parties.

(e)
If giving effect to instructions given by the Majority Lenders would in the Facility Agent's opinion have an effect equivalent to an amendment or waiver referred to in Clause 42 (Amendments and Waivers), the Facility Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Facility Agent) whose consent would have been required in respect of that amendment or waiver.

(f)
In exercising any discretion to exercise a right, power or authority under the Finance Documents where it has not received any instructions as to the exercise of that discretion the Facility Agent shall do so having regard to the interests of all the Finance Parties.

(g)
The Facility Agent may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(h)
Without prejudice to the remainder of this Clause 29.2 (Instructions), in the absence of instructions, the Facility Agent shall not be obliged to take any action (or refrain from taking action) even if it considers acting or not acting to be in the best interests of the Finance Parties. The Facility Agent may act (or refrain from acting) as it considers to be in the best interest of the Finance Parties.

(i)
The Facility Agent is not authorised to act on behalf of a Finance Party (without first obtaining that Finance Party's consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.

3.	Duties of the Facility Agent

(a)	The Facility Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	Subject to paragraph (c) below, the Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

(c)	Without prejudice to Clause 27.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), paragraph (b) above shall not apply to any Transfer Certificate or any Assignment Agreement.

(d)
Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)
If the Facility Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)
If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent, the Mandated Lead Arranger or the Security Agent) under this Agreement, it shall promptly notify the other Finance Parties.

(g)	The Facility Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

4.	Role of the Mandated Lead Arranger
Except as specifically provided in the Finance Documents, the Mandated Lead Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

5.	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Facility Agent or the Mandated Lead Arranger as a trustee or fiduciary of any other person.

(b)	Neither the Facility Agent nor the Mandated Lead Arranger shall be bound to account to other Finance Party for any sum or the profit element of any sum received by it for its own account.

6.	Application of receipts
Except as expressly stated to the contrary in any Finance Document, any moneys which the Facility Agent receives or recovers in its capacity as Facility Agent shall be applied by the Facility Agent in accordance with Clause 33.5 (Application of receipts).

7.	Business with the Obligors
The Facility Agent and the Mandated Lead Arranger may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any Obligor.

8.	Rights and discretions

(a)	The Facility Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Finance Parties) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 26.2 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and

(iii)	any notice or request made by the Borrower (other than the Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Facility Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)
Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Facility Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Facility Agent (and so separate from any lawyers instructed by the Lenders) if the Facility Agent in its reasonable opinion deems this to be desirable.

(e)
The Facility Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Facility Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Facility Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person, unless such error or such loss was directly caused by the Facility Agent's gross negligence or wilful misconduct.

(g)	Unless a Finance Document expressly provides otherwise the Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under the Finance Documents.

(h)
Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor the Mandated Lead Arranger is obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i)
Notwithstanding any provision of any Finance Document to the contrary, the Facility Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

9.	Responsibility for documentation
Neither the Facility Agent nor the Mandated Lead Arranger is responsible or liable for:

(a)
the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Security Agent, the Mandated Lead Arranger, an Obligor or any other person in, or in connection with, any Transaction Document or the transactions contemplated in the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(c)
any determination as to whether any information provided or to be provided to any Finance Party or Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

10.	No duty to monitor
The Facility Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Obligor of its obligations under any Transaction Document; or

(c)	whether any other event specified in any Transaction Document has occurred.

11.	Exclusion of liability

(a)
Without limiting paragraph (b) below (and without prejudice to paragraph (e) of Clause 33.11 (Disruption to Payment Systems etc.) or any other provision of any Finance Document excluding or limiting the liability of the Facility Agent), the Facility Agent will not be liable for:

(i)
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Transaction Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;

(ii)
exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Transaction Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(iii)	any shortfall which arises on the enforcement or realisation of the Security Property; or

(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)
No Party other than the Facility Agent may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Security Property and any officer, employee or agent of the Facility Agent may rely on this Clause subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

(c)
The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Facility Agent or the Mandated Lead Arranger to carry out:

(i)	any "know your customer" or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party, on behalf of any Finance Party and each Finance Party confirms to the Facility Agent and the Mandated Lead Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent or the Mandated Lead Arranger.

(e)
Without prejudice to any provision of any Finance Document excluding or limiting the Facility Agent's liability, any liability of the Facility Agent arising under or in connection with any Transaction Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Facility Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Facility Agent at any time which increase the amount of that loss. In no event shall the Facility Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Facility Agent has been advised of the possibility of such loss or damages.

12.	Lenders' indemnity to the Facility Agent

(a)
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 33.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by an Obligor pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Facility Agent pursuant to paragraph (a) above.

(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Facility Agent to an Obligor.

13.	Resignation of the Facility Agent

(a)	The Facility Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrower.

(b)	Alternatively, the Facility Agent may resign by giving 30 days' notice to the other Finance Parties and the Borrower, in which case the Majority Lenders may appoint a successor Facility Agent.

(c)
If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Facility Agent may appoint a successor Facility Agent.

(d)
If the Facility Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Facility Agent is entitled to appoint a successor Facility Agent under paragraph (c) above, the Facility Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Facility Agent to become a party to this Agreement as Facility Agent) agree with the proposed successor Facility Agent amendments to this Clause 29 (The Facility Agent, the Mandated Lead Arranger and the Reference Banks) and any other term of this Agreement dealing with the rights or obligations of the Facility Agent consistent with then current market practice for the appointment and protection of corporate trustees and those amendments will bind the Parties.

(e)
The retiring Facility Agent shall make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents. The Borrower shall, within three Business Days of demand, reimburse the retiring Facility Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(f)	The Facility Agent's resignation notice shall only take effect upon the appointment of a successor.

(g)
Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 14.4 (Indemnity to the Facility Agent) and this Clause 29 (The Facility Agent, the Mandated Lead Arranger and the Reference Banks) and any other provisions of a Finance Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Facility Agent. Any fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date. Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)
The Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (b) above. In this event, the Facility Agent shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (e) above shall be for the account of the Borrower.

(i)	The consent of any Borrower (or any other Obligor) is not required for an assignment or transfer of rights and/or obligations by the Facility Agent.

(j)
The Facility Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either:

(i)
the Facility Agent fails to respond to a request under Clause 12.7 (FATCA Information) and a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)
the information supplied by the Facility Agent pursuant to Clause 12.7 (FATCA Information) indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Facility Agent notifies the Borrower and the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
and (in each case) the Borrower or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and the Borrower or that Lender, by notice to the Facility Agent, requires it to resign.

14.	Confidentiality

(a)
In acting as Facility Agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)
If information is received by a division or department of the Facility Agent other than the division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Facility Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

(c)
Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor the Mandated Lead Arranger is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

15.	Relationship with the other Finance Parties

(a)
Subject to Clause 27.9 (Pro rata interest settlement), the Facility Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Facility Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days' prior notice from that to the contrary in accordance with the terms of this Agreement.

(b)
Each Finance Party shall supply the Facility Agent with any information that the Security Agent may reasonably specify (through the Facility Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Finance Party shall deal with the Security Agent exclusively through the Facility Agent and shall not deal directly with the Security Agent and any reference to any instructions being given by or sought from any Finance Party or group of Finance Parties by or to the Security Agent in this Agreement must be given or sought through the Facility Agent.

(c)
Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 36.5 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 36.2 (Addresses) and sub-paragraph (ii) of paragraph (a) of Clause 36.5 (Electronic communication) and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

16.	Credit appraisal by the Finance Parties
Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Transaction Document, each Finance Party confirms to the Facility Agent and the Mandated Lead Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Transaction Document including but not limited to:

(a)	the financial condition, status and nature of each Obligor;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(c)
whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Transaction Document, the Security Property, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(d)
the adequacy, accuracy or completeness of any information provided by the Facility Agent, any Party or by any other person under, or in connection with, any Transaction Document, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

(e)
the right or title of any person in or to or the value or sufficiency of any part of the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets.

17.	Facility Agent's management time
Any amount payable to the Facility Agent under Clause 14.4 (Indemnity to the Facility Agent), Clause 16 (Costs and Expenses) and Clause 30.12 (Lenders' indemnity to the Security Agent) shall include the cost of utilising the Facility Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the Borrower and the other Finance Parties, and is in addition to any fee paid or payable to the Facility Agent under Clause 11 (Fees).

18.	Deduction from amounts payable by the Facility Agent
If any Party owes an amount to the Facility Agent under the Finance Documents, the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

19.	Reliance and engagement letters
Each Secured Party confirms that each of the Mandated Lead Arranger and the Facility Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Mandated Lead Arranger or the Facility Agent) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

20.	Full freedom to enter into transactions
Without prejudice to Clause 29.7 (Business with the Obligors) or any other provision of a Finance Document and notwithstanding any rule of law or equity to the contrary, the Facility Agent shall be absolutely entitled:

(a)
to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Obligor or any person who is party to, or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:

(i)	any securities issued or to be issued by any Obligor or any other person; or

(ii)	any options or other derivatives in connection with such securities; and

(c)	to provide advice or other services to any Borrower or any person who is a party to, or referred to in, a Finance Document, and, in particular, the Facility Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

21.	Reference Banks
If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent shall (in consultation with the Borrower) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

22.	Role of Reference Banks

(a)	No Reference Bank is under any obligation to provide a quotation or any other information to the Facility Agent.

(b)	No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation.

(c)
No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer; employee or agent in relation to any Finance Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank may rely on this Clause 29.22 (Role of Reference Banks) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

23.	Third Party Reference Banks
A Reference Bank which is not a Party may rely on Clause 29.22 (Role of Reference Banks), Clause 42.3 (Other exceptions) and Clause 44 (Confidentiality of Funding Rates and Reference Bank Quotations) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

30	The Security Agent

1.	Trust

(a)
The Security Agent declares that it holds the Security Property on trust for the Secured Parties on the terms contained in this Agreement and shall deal with the Security Property in accordance with this Clause 30 (The Security Agent) and the other provisions of the Finance Documents.

(b)
Each other Finance Party authorises the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.

2.	Parallel Debt (Covenant to pay the Security Agent)

(a)	Each Obligor irrevocably and unconditionally undertakes to pay to the Security Agent its Parallel Debt which shall be amounts equal to, and in the currency or currencies of, its Corresponding Debt.

(b)	The Parallel Debt of an Obligor:

(i)	shall become due and payable at the same time as its Corresponding Debt;

(ii)	is independent and separate from, and without prejudice to, its Corresponding Debt.

(c)	For purposes of this Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)), the Security Agent:

(i)	is the independent and separate creditor of each Parallel Debt;

(ii)	acts in its own name and not as agent, representative or trustee of the Finance Parties and its claims in respect of each Parallel Debt shall not be held on trust; and

(iii)
shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).

(d)	The Parallel Debt of an Obligor shall be:

(i)	decreased to the extent that its Corresponding Debt has been irrevocably and unconditionally paid or discharged; and

(ii)	increased to the extent that its Corresponding Debt has increased, and the Corresponding Debt of an Obligor shall be:

(A)	decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged; and

(B)	increased to the extent that its Parallel Debt has increased, in each case provided that the Parallel Debt of an Obligor shall never exceed its Corresponding Debt.

(e)
All amounts received or recovered by the Security Agent in connection with this Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)) to the extent permitted by applicable law, shall be applied in accordance with Clause 33.5 (Application of receipts).

(f)	This Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)) shall apply, with any necessary modifications, to each Finance Document.

3.	Enforcement through Security Agent only
The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Security Documents except through the Security Agent.

4.	Instructions

(a)	The Security Agent shall:

(i)
unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by:

(A)	all Lenders (or the Facility Agent on their behalf) if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders (or the Facility Agent on their behalf); and

(ii)
not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above (or if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, in accordance with instructions given to it by that Finance Party or group of Finance Parties).

(b)
The Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or the Facility Agent on their behalf) (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)
Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Security Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in a Finance Document;

(ii)	where a Finance Document requires the Security Agent to act in a specified manner or to take a specified action;

(iii)	in respect of any provision which protects the Security Agent's own position in its personal capacity as opposed to its role of Security Agent for the relevant Secured Parties.

(iv)	in respect of the exercise of the Security Agent's discretion to exercise a right, power or authority under any of:

(A)	Clause 30.28 (Application of receipts);

(B)	Clause 30.29 (Permitted Deductions); and

(C)	Clause 30.30 (Prospective liabilities).

(e)
If giving effect to instructions given by the Majority Lenders would in the Security Agent's opinion have an effect equivalent to an amendment or waiver referred to in Clause 42 (Amendments and Waivers), the Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Security Agent) whose consent would have been required in respect of that amendment or waiver.

(f)	In exercising any discretion to exercise a right, power or authority under the Finance Documents where either:

(i)	it has not received any instructions as to the exercise of that discretion; or

(ii)	the exercise of that discretion is subject to sub-paragraph (iv) of paragraph (d) above, the Security Agent shall do so having regard to the interests of all the Secured Parties.

(g)
The Security Agent may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(h)
Without prejudice to the remainder of this Clause 30.4 (Instructions), in the absence of instructions, the Security Agent may (but shall not be obliged to) take such action in the exercise of its powers and duties under the Finance Documents as it considers in its discretion to be appropriate.

(i)
The Security Agent is not authorised to act on behalf of a Finance Party (without first obtaining that Finance Party's consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.

5.	Duties of the Security Agent

(a)	The Security Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	The Security Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party.

(c)
Except where a Finance Document specifically provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)
If the Security Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(e)	The Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

6.	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Security Agent as an agent, trustee or fiduciary of any Obligor.

(b)	The Security Agent shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account.

7.	Business with the Obligors
The Security Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any Obligor.

8.	Rights and discretions

(a)	The Security Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents;

(B)	unless it has received notice of revocation, that those instructions have not been revoked;

(C)	if it receives any instructions to act in relation to the Transaction Security, that all applicable conditions under the Finance Documents for so acting have been satisfied; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)
The Security Agent shall be entitled to carry out all dealings with the other Finance Parties through the Facility Agent and may give to the Facility Agent any notice or other communication required to be given by the Security Agent to any Finance Party.

(c)	The Security Agent may assume (unless it has received notice to the contrary in its capacity as security agent for the Secured Parties) that:

(i)	no Default has occurred;

(ii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and

(iii)	any notice or request made by the Borrower (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all Obligors.

(d)	The Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(e)
Without prejudice to the generality of paragraph (c) above or paragraph (f) below, the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Security Agent (and so separate from any lawyers instructed by the Facility Agent or the Lenders) if the Security Agent in its reasonable opinion deems this to be desirable.

(f)
The Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(g)	The Security Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person, unless such error or such loss was directly caused by the Security Agent's gross negligence or wilful misconduct.

(h)
Unless a Finance Document expressly provides otherwise the Security Agent may disclose to any other Party any information it reasonably believes it has received as security agent under the Finance Documents.

(i)
Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)
Notwithstanding any provision of any Finance Document to the contrary, the Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

9.	Responsibility for documentation
None of the Security Agent, any Receiver or any Delegate is responsible or liable for:

(a)
the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Security Agent, the Mandated Lead Arranger, an Obligor or any other person in, or in connection with, any Transaction Document or the transactions contemplated in the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(c)
any determination as to whether any information provided or to be provided to any Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

10.	No duty to monitor
The Security Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Obligor of its obligations under any Transaction Document; or

(c)	whether any other event specified in any Transaction Document has occurred.

11.	Exclusion of liability

(a)
Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Security Agent or any Receiver or Delegate), none of the Security Agent nor any Receiver or Delegate will be liable for:

(i)
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Transaction Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;

(ii)
exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Transaction Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(iii)	any shortfall which arises on the enforcement or realisation of the Security Property; or

(iv)	without prejudice to the generality of sub-paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)
No Party other than the Security Agent, that Receiver or that Delegate (as applicable) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Security Property and any officer, employee or agent of the Security Agent, a Receiver or a Delegate may rely on this Clause subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

(c)
The Security Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Security Agent if the Security Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Security Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Security Agent to carry out:

(i)	any "know your customer" or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party, on behalf of any Finance Party and each Finance Party confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent.

(e)
Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Security Agent, any Receiver or Delegate, any liability of the Security Agent, any Receiver or Delegate arising under or in connection with any Transaction Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Security Agent, Receiver or Delegate or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Agent, any Receiver or Delegate at any time which increase the amount of that loss. In no event shall the Security Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Security Agent, the Receiver or Delegate has been advised of the possibility of such loss or damages.

12.	Lenders' indemnity to the Security Agent

(a)
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Security Agent and every Receiver and every Delegate, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct) in acting as Security Agent, Receiver or Delegate under the Finance Documents (unless the Security Agent, Receiver or Delegate has been reimbursed by an Obligor pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Security Agent pursuant to paragraph (a) above.

(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Security Agent to an Obligor.

13.	Resignation of the Security Agent

(a)	The Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrower.

(b)	Alternatively, the Security Agent may resign by giving 30 days' notice to the other Finance Parties and the Borrower, in which case the Majority Lenders may appoint a successor Security Agent.

(c)
If the Majority Lenders have not appointed a successor Security Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Security Agent may appoint a successor Security Agent.

(d)
The retiring Security Agent shall make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents. The Borrower shall, within three Business Days of demand, reimburse the retiring Security Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(e)	The Security Agent's resignation notice shall only take effect upon:

(i)	the appointment of a successor; and

(ii)	the transfer, by way of a document expressed as a deed, of all the Security Property to that successor.

(f)
Upon the appointment of a successor, the retiring Security Agent shall be discharged, by way of a document executed as a deed, from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause 30.25 (Winding up of trust) and paragraph (d) above) but shall remain entitled to the benefit of Clause 14.5 (Indemnity to the Security Agent) and this Clause 30 (The Security Agent) and any other provisions of a Finance Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Security Agent. Any fees for the account of the retiring Security Agent shall cease to accrue from (and shall be payable on) that date. Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)
The Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (d) above shall be for the account of the Borrower.

(h)	The consent of any Borrower (or any other Obligor) is not required for an assignment or transfer of rights and/or obligations by the Security Agent.

14.	Confidentiality

(a)
In acting as Security Agent for the Finance Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any other of its divisions or departments.

(b)
If information is received by a division or department of the Security Agent other than the division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Security Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

(c)
Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

15.	Credit appraisal by the Finance Parties
Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Transaction Document, each Finance Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Transaction Document including but not limited to:

(a)	the financial condition, status and nature of each Obligor;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(c)
whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Transaction Document, the Security Property, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(d)
the adequacy, accuracy or completeness of any information provided by the Security Agent, any Party or by any other person under, or in connection with, any Transaction Document, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

(e)
the right or title of any person in or to or the value or sufficiency of any part of the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets.

16.	Security Agent's management time

(a)
Any amount payable to the Security Agent under Clause 14.5 (Indemnity to the Security Agent), Clause 16 (Costs and Expenses) and Clause 30.12 (Lenders' indemnity to the Security Agent) shall include the cost of utilising the Security Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Security Agent may notify to the Borrower and the other Finance Parties, and is in addition to any fee paid or payable to the Security Agent under Clause 11 (Fees).

(b)	Without prejudice to paragraph (a) above, in the event of:

(i)	a Default;

(ii)
the Security Agent being requested by an Obligor or the Facility Agent acting on the instructions of the Majority Lenders to undertake duties which the Security Agent and the Borrower agree to be of an exceptional nature or outside the scope of the normal duties of the Security Agent under the Finance Documents; or

(iii)	the Security Agent and the Borrower agreeing that it is otherwise appropriate in the circumstances, the Borrower shall pay to the Security Agent any additional remuneration (together with any applicable VAT) that may be agreed between them or determined pursuant to paragraph (c) below.

(c)
If the Security Agent and the Borrower fail to agree upon the nature of the duties, or upon the additional remuneration referred to in paragraph (b) above or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Borrower or, failing approval, nominated (on the application of the Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Borrower) and the determination of any investment bank shall be final and binding upon the Parties.

17.	Reliance and engagement letters
Each Secured Party confirms that the Security Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Security Agent) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

18.	No responsibility to perfect Transaction Security
The Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Security Assets;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;

(c)
register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;

(d)
take, or to require any Obligor to take, any step to perfect its title to any of the Security Assets or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or

(e)	require any further assurance in relation to any Finance Document.

19.	Insurance by Security Agent

(a)	The Security Agent shall not be obliged:

(i)	to insure any of the Security Assets;

(ii)	to require any other person to maintain any insurance; or

(iii)	to verify any obligation to arrange or maintain insurance contained in any Finance Document, and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

(b)
Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Majority Lenders request it to do so in writing and the Security Agent fails to do so within 14 days after receipt of that request.

20.	Custodians and nominees
The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

21.	Delegation by the Security Agent

(a)
Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b)
That delegation may be made upon any terms and conditions (including the power to sub delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.

(c)
No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of any such delegate or sub delegate.

22.	Additional Security Agents

(a)	The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i)	if it considers that appointment to be in the interests of the Secured Parties; or

(ii)	for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or

(iii)	for obtaining or enforcing any judgment in any jurisdiction, and the Security Agent shall give prior notice to the Borrower and the Finance Parties of that appointment.

(b)
Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

(c)
The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

23.	Acceptance of title
The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Obligor may have to any of the Security Assets and shall not be liable for or bound to require any Obligor to remedy any defect in its right or title.

24.	Releases
Upon a disposal of any of the Security Assets pursuant to the enforcement of the Transaction Security by a Receiver, a Delegate or the Security Agent, the Security Agent is irrevocably authorised (at the cost of the Obligors and without any consent, sanction, authority or further confirmation from any other Secured Party) to release, without recourse or warranty, that property from the Transaction Security and to execute any release of the Transaction Security or other claim over that asset and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

25.	Winding up of trust
If the Security Agent, with the approval of the Facility Agent determines that:

(a)	all of the Secured Liabilities and all other obligations secured by the Security Documents have been fully and finally discharged; and

(b)	no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents, then

(i)
the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents; and

(ii)	any Security Agent which has resigned pursuant to Clause 30.13 (Resignation of the Security Agent) shall release, without recourse or warranty, all of its rights under each Security Document.

26.	Powers supplemental to Trustee Acts
The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

27.	Disapplication of Trustee Acts
Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement and the other Finance Documents. Where there are any inconsistencies between (i) the Trustee Acts 1925 and 2000 and (ii) the provisions of this Agreement and any other Finance Document, the provisions of this Agreement and any other Finance Document shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement and any other Finance Document shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000.

28.	Application of receipts
All amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Document, under Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)) or in connection with the realisation or enforcement of all or any part of the Security Property (for the purposes of this Clause 29.22 (Role of Reference Banks), the "Recoveries") shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the remaining provisions of this Clause 29.22 (Role of Reference Banks)), in the following order of priority:

(a)	in discharging any sums owing to the Security Agent (in its capacity as such) (other than pursuant to Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)), any Receiver or any Delegate;

(b)
in payment or distribution to the Facility Agent, on its behalf and on behalf of the other Secured Parties, for application towards the discharge of all sums due and payable by any Obligor under any of the Finance Documents in accordance with Clause 33.5 (Application of receipts);

(c)
if none of the Obligors is under any further actual or contingent liability under any Finance Document, in payment or distribution to any person to whom the Security Agent is obliged to pay or distribute in priority to any Obligor; and

(d)	the balance, if any, in payment or distribution to the relevant Obligor.

29.	Permitted Deductions
The Security Agent may, in its discretion:

(a)
set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and

(b)
pay all Taxes which may be assessed against it in respect of any of the Security Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

30.	Prospective liabilities
Following enforcement of any of the Transaction Security, the Security Agent may, in its discretion, or at the request of the Facility Agent, hold any Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) for later payment to the Facility Agent for application in accordance with Clause 33.5 (Application of receipts) in respect of:

(a)	any sum to the Security Agent, any Receiver or any Delegate; and

(b)	any part of the Secured Liabilities,
that the Security Agent or, in the case of paragraph (b) only, the Facility Agent, reasonably considers, in each case, might become due or owing at any time in the future.

31.	Investment of proceeds
Prior to the payment of the proceeds of the Recoveries to the Facility Agent for application in accordance with Clause 33.5 (Application of receipts) the Security Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the payment from time to time of those moneys in the Security Agent's discretion in accordance with the provisions of this Clause 30.31 (Investment of proceeds).

32.	Currency conversion

(a)
For the purpose of, or pending the discharge of, any of the Secured Liabilities the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at a market rate of exchange.

(b)	The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

33.	Good discharge

(a)
Any payment to be made in respect of the Secured Liabilities by the Security Agent may be made to the Facility Agent on behalf of the Secured Parties and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Agent.

(b)
The Security Agent is under no obligation to make the payments to the Facility Agent under paragraph (a) above in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated.

34.	Amounts received by Obligors
If any of the Obligors receives or recovers any amount which, under the terms of any of the Finance Documents, should have been paid to the Security Agent, that Obligor will hold the amount received or recovered on trust for the Security Agent and promptly pay that amount to the Security Agent for application in accordance with the terms of this Agreement.

35.	Application and consideration
In consideration for the covenants given to the Security Agent by each Obligor in relation to Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)) the Security Agent agrees with each Obligor to apply all moneys from time to time paid by such Obligor to the Security Agent in accordance with the foregoing provisions of this Clause 30 (The Security Agent).

36.	Full freedom to enter into transactions
Without prejudice to Clause 30.7 (Business with the Obligors) or any other provision of a Finance Document and notwithstanding any rule of law or equity to the contrary, the Security Agent shall be absolutely entitled:

(a)
to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Obligor or any person who is party to, or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:

(i)	any securities issued or to be issued by any Obligor or any other person; or

(ii)	any options or other derivatives in connection with such securities; and

(c)	to provide advice or other services to the Borrower or any person who is a party to, or referred to in, a Finance Document, and, in particular, the Security Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

31	Conduct of Business by the Finance Parties
No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

32	Sharing among the Finance Parties

1.	Payments to Finance Parties
If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with Clause 33 (Payment Mechanics) (a "Recovered Amount") and applies that amount to a payment due to it under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Facility Agent;

(b)
the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 33 (Payment Mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)
the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 33.5 (Application of receipts).

2.	Redistribution of payments
The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it among the Finance Parties (other than the Recovering Finance Party) (the "Sharing Finance Parties") in accordance with Clause 33.5 (Application of receipts) towards the obligations of that Obligor to the Sharing Finance Parties.

3.	Recovering Finance Party's rights
On a distribution by the Facility Agent under Clause 32.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

4.	Reversal of redistribution
If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)
each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the "Redistributed Amount"); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

5.	Exceptions

(a)
This Clause 32 (Sharing among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)
that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

Section 31
Section 32
Section 33Administration

33	Payment Mechanics

1.	Payments to the Facility Agent

(a)
On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make an amount equal to such payment available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)
Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Facility Agent) and with such bank as the Facility Agent, in each case, specifies.

2.	Distributions by the Facility Agent
Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 33.3 (Distributions to an Obligor) and Clause 33.4 (Clawback and pre-funding) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency, as specified by that Party or, in the case of an Advance, to such account of such person as may be specified by the Borrower in the Utilisation Request.

3.	Distributions to an Obligor
The Facility Agent may (with the consent of the Obligor or in accordance with Clause 34 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

4.	Clawback and pre-funding

(a)
Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)
Unless paragraph (c) below applies, if the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

(c)
If the Facility Agent has notified the Lenders that it is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Facility Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower:

(i)	the Facility Agent shall notify the Borrower of that Lender's identity and the Borrower shall on demand refund it to the Facility Agent; and

(ii)
the Lender by whom those funds should have been made available or, if the Lender fails to do so, the Borrower shall on demand pay to the Facility Agent the amount (as certified by the Facility Agent) which will indemnify the Facility Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

5.	Application of receipts; partial payments

(a)
If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)
first, in or towards payment pro rata of any unpaid fees, costs and expenses of, and any other amounts owing to, the Facility Agent, the Security Agent, any Receiver or any Delegate under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest and fees due but unpaid to the Lenders under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid to the Lenders under this Agreement;

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Facility Agent shall, if so directed by the Majority Lenders, vary, or instruct the Security Agent to vary (as applicable) the order set out in sub-paragraphs (ii) to (iv) of paragraph (a) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

6.	No set-off by Obligors
All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

7.	Business Days

(a)
Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

8.	Currency of account

(a)	Subject to paragraphs (b) and (c) below, dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)	Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

9.	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Borrower); and

(ii)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(b)
If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

10.	Currency Conversion

(a)
For the purpose of, or pending any payment to be made by any Servicing Party under any Finance Document, such Servicing Party may convert any moneys received or recovered by it from one currency to another, at a market rate of exchange.

(b)	The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

11.	Disruption to Payment Systems etc.
If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Borrower that a Disruption Event has occurred:

(a)
the Facility Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Facility Agent may deem necessary in the circumstances;

(b)
the Facility Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)
the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)
any such changes agreed upon by the Facility Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties and Obligors as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 42 (Amendments and Waivers);

(e)
the Facility Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 33.11 (Disruption to Payment Systems etc.); and

(f)	the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

34	Set-Off
A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

35	Contractual recognition of Bail-In
Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

36	Notices

1.	Communications in writing
Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

2.	Addresses
The address and, if applicable, fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents are:

(a)	in the case of the Borrower, that specified in Schedule 1 (The Parties);

(b)
in the case of each Lender or any Obligor, that specified in Schedule 1 (The Parties) or, if it becomes a Party after the date of this Agreement, that notified in writing to the Facility Agent on or before the date on which it becomes a Party;

(c)	in the case of the Facility Agent, that specified in Schedule 1 (The Parties); and

(d)	in the case of the Security Agent, that specified in Schedule 1 (The Parties), or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days' notice.

3.	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 36.2 (Addresses), if addressed to that department or officer.

(b)
Any communication or document to be made or delivered to a Servicing Party will be effective only when actually received by that Servicing Party and then only if it is expressly marked for the attention of the department or officer of that Servicing Party specified in Schedule 1 (The Parties) (or any substitute department or officer as that Servicing Party shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Facility Agent unless otherwise specified in any Finance Document.

(d)	Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

(e)
Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

4.	Notification of address and fax number
Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 36.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.

5.	Electronic communication

(a)
Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice.

(b)
Any such electronic communication as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

(c)
Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Facility Agent or the Security Agent only if it is addressed in such a manner as the Facility Agent or the Security Agent shall specify for this purpose.

(d)
Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5.00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)
Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 36.5 (Electronic communication).

6.	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)
if not in English, and if so required by the Facility Agent, accompanied by a certified English translation prepared by a translator approved by the Facility Agent and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

37	Calculations and Certificates

1.	Accounts
In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

2.	Certificates and determinations
Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

3.	Day count convention
Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

38	Partial Invalidity
If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

39	Remedies and Waivers
No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of a Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

40	Settlement or Discharge Conditional
Any settlement or discharge under any Finance Document between any Finance Party and any Obligor shall be conditional upon no security or payment to any Finance Party by any Obligor or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

41	Irrevocable Payment
If the Facility Agent considers that an amount paid or discharged by, or on behalf of, an Obligor or by any other person in purported payment or discharge of an obligation of Obligor to a Finance Party under the Finance Documents is capable of being avoided or otherwise set aside on the liquidation or administration of that Obligor or otherwise, then that amount shall not be considered to have been unconditionally and irrevocably paid or discharged for the purposes of the Finance Documents.

42	Amendments and Waivers

1.	Required consents

(a)
Subject to Clause 42.2 (All Lender matters) and Clause 42.3 (Other exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and, in the case of an amendment, the Obligors and any such amendment or waiver will be binding on all Parties.

(b)	The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 42 (Amendments and Waivers).

(c)
Without prejudice to the generality of Clause 29.8 (Rights and discretions), the Facility Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

2.	All Lender matters
Subject to Clause 42.4 (Replacement of Screen Rate), an amendment of or waiver or consent in relation to any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definition of "Majority Lenders" in Clause 1.1 (Definitions);

(b)
a postponement to or extension of the date of payment of any amount under the Finance Documents (other than in relation to Clause 7.3 (Voluntary prepayment of Loan)) in respect of a prepayment made pursuant to Clause 24.2 (Provision of additional security; prepayment) or Clause 7.4 (Mandatory prepayment on sale or Total Loss);

(c)	a reduction in the Margin or the amount of any payment of principal, interest, fees or commission payable;

(d)	a change in currency of payment of any amount under the Finance Documents;

(e)
an increase in any Commitment or the Total Commitments, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments rateably under the Facility;

(f)	a change to any Obligor;

(g)	any provision which expressly requires the consent of all the Lenders;

(h)	this Clause 42 (Amendments and Waivers);

(i)
any change to the preamble (Background), Clause 2 (The Facility), Clause 3 (Purpose), Clause 5 (Utilisation), Clause 6.2 (Effect of cancellation and prepayment on scheduled prepayments), Clause 8 (Interest), Clause 25 (Application of Earnings), Clause 27 (Changes to the Lenders), Clause 32 (Sharing among the Finance Parties), Clause 46 (Governing Law) or Clause 47 (Enforcement);

(j)
any release of, or material variation to, any Transaction Security, guarantee, indemnity or subordination arrangement set out in a Finance Document (except in the case of a release of Transaction Security as it relates to the disposal of an asset which is the subject of the Transaction Security and where such disposal is expressly permitted by the Majority Lenders or otherwise under a Finance Document);

(k)	(other than as expressly permitted by the provisions of any Finance Document), the nature or scope of:

(i)	the guarantee and indemnity granted under Clause 17 (Guarantee and Indemnity);

(ii)	the Security Assets; or

(iii)	the manner in which the proceeds of enforcement of the Transaction Security are distributed,
(except in the case of sub-paragraphs (ii) and (iii) above, insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document); and

(iv)
the release of the guarantee and indemnity granted under Clause 17 (Guarantee and Indemnity) or of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document, shall not be made, or given, without the prior consent of all the Lenders.

3.	Other exceptions

(a)
An amendment or waiver which relates to the rights or obligations of a Servicing Party, the Mandated Lead Arranger or a Reference Bank (each in their capacity as such) may not be effected without the consent of that Servicing Party, that Reference Bank or, as the case may be, the Mandated Lead Arranger.

(b)	The Borrower and the Facility Agent, the Mandated Lead Arranger or the Security Agent, as applicable, may amend or waive a term of a Fee Letter to which they are party.

4.	Replacement of Screen Rate

(a)
Subject to Clause 42.3 (Other exceptions), if the Screen Rate is not available for dollars, any amendment or waiver which relates to providing for another benchmark rate to apply in relation to dollars, in place of that Screen Rate (or which relates to aligning any provision of a Finance Document to the use of that benchmark rate) may be made with the consent of the Majority Lenders and the Borrower.

(b)
If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) above within 15 Business Days (unless the Borrower and the Facility Agent agree to a longer time period in relation to any request) of that request being made:

(i)
its Commitment shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

5.	Obligor Intent
Without prejudice to the generality of Clauses 1.2 (Construction) and 17.4 (Waiver of defences), each Obligor expressly confirms that it intends that any guarantee contained in this Agreement or any other Finance Document and any Security created by any Finance Document shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

43	Confidentiality

1.	Confidentiality
Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 43.2 (Disclosure of Confidential Information) and Clause 43.3 (Disclosure to numbering service providers) and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

2.	Disclosure of Confidential Information
Any Finance Party may disclose:

(a)
to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person (including risk participants or sub-participants, including but not limited to credit insurers and persons involved in their activities):

(i)
to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Facility Agent or Security Agent and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(ii)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation or risk participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(iii)
appointed by any Finance Party or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (d) of Clause 29.15 (Relationship with the other Finance Parties));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in sub-paragraph (i) or (ii) of paragraph (b) above;

(v)
to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitrations, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 27.8 (Security over Lenders' rights);

(viii)	who is a Party, an Obligor or any related entity of an Obligor;

(ix)	as a result of the registration of any Finance Document as contemplated by any Finance Document or any legal opinion obtained in connection with any Finance Document; or

(x)	with the consent of the Borrower;
in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)
in relation to sub-paragraphs (i), (ii) and (iii) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)
in relation to sub-paragraph (iv) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)
in relation to sub-paragraphs (v), (vi) and (vii) of paragraph (b) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)
to any person appointed by that Finance Party or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered in to a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party;

(d)
to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors.

3.	Disclosure to numbering service providers

(a)
Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	date of this Agreement;

(v)	Clause 46 (Governing Law);

(vi)	the names of the Facility Agent and the Mandated Lead Arranger;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amount of Total Commitments;

(ix)	currency of the Facility;

(x)	type of Facility;

(xi)	ranking of Facility;

(xii)	Termination Date for Facility;

(xiii)	changes to any of the information previously supplied pursuant to sub-paragraphs (i) to (xii) above; and

(xiv)	such other information agreed between such Finance Party and the Borrower, to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)
The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	Each Obligor represents that none of the information set out in sub-paragraphs (i) to (xiv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

(d)	The Facility Agent shall notify the Guarantor and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Facility Agent in respect of this Agreement, the Facility and/or one or more Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider.

4.	Entire agreement
This Clause 43 (Confidential Information) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

5.	Inside information
Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

6.	Notification of disclosure
Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

(a)
of the circumstances of any disclosure of Confidential Information made pursuant to sub‑paragraph (v) of paragraph (b) of Clause 43.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 43 (Confidentiality).

7.	Continuing obligations
The obligations in this Clause 43.7 (Continuing obligations) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

44	Confidentiality of Funding Rates and Reference Bank Quotations

1.	Confidentiality and disclosure

(a)
The Facility Agent and each Obligor agree to keep each Funding Rate (and, in the case of the Facility Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.

(b)	The Facility Agent may disclose:

(i)	any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the Borrower pursuant to Clause 8.4 (Notification of rates of interest); and

(ii)
any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Facility Agent and the relevant Lender or Reference Bank, as the case may be.

(c)	The Facility Agent may disclose any Funding Rate or any Reference Bank Quotation and each Obligor may disclose any Funding Rate:

(i)
to any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives, if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(ii)
any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)
any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender or Reference Bank, as the case may be.

(d)
The Facility Agent's obligations in this Clause 45 (Confidentiality of Funding Rates and reference bank quotations) relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 8.4 (Notification of rates of interest) provided that (other than pursuant to sub paragraph (i) of paragraph (b) above) the Facility Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.

2.	Related obligations

(a)
The Facility Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Facility Agent, each Reference Bank Quotation) is or may be price sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Facility Agent and each Obligor undertake not to use any Funding Rate or, in the case of the Facility Agent, any Reference Bank Quotation for any unlawful purpose.

(b)	The Facility Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:

(i)
of the circumstances of any disclosure made pursuant to sub-paragraph (ii) of paragraph (c) of Clause 44.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 44 (Confidentiality of Funding Rates and Reference Bank Quotations).

3.	No Event of Default
No Event of Default will occur under Clause 26.4 (Other obligations) by reason only of an Obligor's failure to comply with this Clause 44 (Confidentiality of Funding Rates and Reference Bank Quotations).

45	Counterparts
Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

Section 34
Section 35
Section 36Governing Law and Enforcement

46	Governing Law
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

47	Enforcement

1.	Jurisdiction

(a)
Unless specifically provided in another Finance Document in relation to that Finance Document, the courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with any Finance Document (including a dispute regarding the existence, validity or termination of any Finance Document or any non-contractual obligation arising out of or in connection with any Finance Document) (a "Dispute").

(b)	The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary.

2.	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor:

(i)
irrevocably appoints Scorpio UK Limited at its business address for the time being, presently at 10 Lower Grosvenor Place, London SW1W 0EN, as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document provided that any communication shall be marked on the paper envelope with "SALT BNPP Transaction - for the urgent attention of the Legal Department"; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower (on behalf of all the Obligors) must immediately (and in any event within 10 days of such event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.
Schedule 1

The Parties
PartA
The Obligors

Name of Borrower	Place of Incorporation	Registration number (or equivalent, if any)	Address for Communication
SBI Lynx Shipping Company Limited	Republic of the Marshall Islands	93573	c/o Scorpio Bulkers Inc., 9 Boulevard Charles III, 98000 Monaco Attn: Legal Department Fax No: + 3 77 97 77 83 46 Email: legal@scorpiogroup.net

Name of Guarantor	Place of Incorporation	Registration number (or equivalent, if any)	Address for Communication
Scorpio Bulkers Inc.	Republic of the Marshall Islands	60299	9 Boulevard Charles III, 98000 Monaco Attn: Legal Department
			Fax No: + 3 77 97 77 83 46 Email: legal@scorpiogroup.net

PartB

The Original Lenders

Name of Original Lender	Commitment	Address for Communication
BNP Paribas	$12,750,000	Millénaire 4 35 rue de la Gare ACI : CVA05A1 75019 Paris France Fax: +33(0) 1 42 98 43 55 E-mail: tgmo.shipping@bnpparibas.com Attention: Middle Office Shipping & Offshore - Transportation Group

PartC

The Servicing Parties

Name of Facility Agent	Address for Communication
BNP Paribas	Millénaire 4 35 rue de la Gare ACI : CVA05A1 75019 Paris France Fax: +33(0)1 42 98 43 55 E-mail: tgmo.shipping@bnpparibas.com Attention: Middle Office Shipping & Offshore - Transportation Group

Name of Security Agent	Address for Communication
BNP Paribas	Millénaire 4 35 rue de la Gare ACI : CVA05A1 75019 Paris France Fax: +33(0)1 42 98 43 55 E-mail: tgmo.shipping@bnpparibas.com Attention: Middle Office Shipping & Offshore - Transportation Group

Schedule 2

Conditions Precedent

PART A
Conditions Precedent to Utilisation Request

1	Obligors

1.	A copy of the constitutional documents of each Obligor.

2.	A copy of a resolution of the board of directors of each Obligor:

(a)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(b)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(c)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, a Utilisation Request) to be signed and/or despatched by it under, or in connection with, the Finance Documents to which it is a party.

3.	An original of the power of attorney of each Obligor authorising a specified person or persons to execute the Finance Documents to which it is a party.

4.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above.

5.
A copy of a resolution signed by the Guarantor as the holder of the issued shares in the Borrower, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Borrower is a party.

6.
A certificate of each Obligor (signed by an officer) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on that Obligor to be exceeded.

7.
A certificate of each Obligor that is incorporated outside the UK (signed by an officer) certifying either that (i) it has not delivered particulars of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or (ii) it has a UK Establishment and specifying the name and registered number under which it is registered with the Registrar of Companies.

8.
A certificate of an authorised signatory of the relevant Obligor certifying that each copy document relating to it specified in this Part A of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement

2	Shipbuilding Contract

1.	Copies of the Shipbuilding Contract and of all documents signed or issued by the Borrower or the Seller (or any of them) under or in connection with it.

2.
Such documentary evidence as the Facility Agent and its legal advisers may require in relation to the due authorisation and execution by the Borrower and the Seller of the Shipbuilding Contract and of all documents to be executed by the Borrower and the Seller.

3.	A copy of the Seller's invoice relating to the final instalment of the Contract Price under the Shipbuilding Contract.

3	Finance Documents

1.	A duly executed original of each Finance Document not otherwise referred in Schedule 2 (Conditions Precedent).

2.	If applicable, a duly executed original of any Subordination Deed and copies of each Subordinated Finance Document.

3.	A duly executed original of any other document required to be delivered by each Finance Document not otherwise referred in Schedule 2 (Conditions Precedent).

4	Security

1.	A duly executed original of the Shares Security (and of each document to be delivered under it).

2.	If applicable, a duly executed original of any Subordinated Debt Security.

5	Legal opinions

1.
A legal opinion of Watson Farley & Williams LLP, legal advisers to the Mandated Lead Arranger, the Facility Agent and the Security Agent in England, substantially in the form distributed to the Original Lenders before signing this Agreement.

2.
A legal opinion of Watson Farley & Williams LLP, legal advisers to the Mandated Lead Arranger, the Facility Agent and the Security Agent in New York, substantially in the form distributed to the Original Lenders before signing this Agreement.

6	Other documents and evidence

1.	Evidence that any process agent referred to in Clause 47.1(a) (Service of process) has accepted its appointment.

2.
A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document.

3.	The Original Financial Statements.

4.	The original of any mandates or other documents required in connection with the opening or operation of the Accounts.

5.	Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the Utilisation Date.

6.
Such evidence as the Facility Agent may require for the Finance Parties to be able to satisfy each of their "know your customer" or similar identification procedures in relation to the transactions contemplated by the Finance Documents.

PART B

Conditions Precedent to delivery date

1.	Obligors

a.
A certificate of an authorised signatory of each relevant Obligor certifying that each copy document which it is required to provide under this Part B of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at the Delivery Date.

b.	If necessary, for each relevant Obligor documents of the type listed in paragraph 1 of Part A of Schedule 2 (Conditions Precedent), in form and substance satisfactory to the Facility Agent.

2.	Ship and other security

a.
A duly executed original of the Mortgage and the General Assignment and of each document to be delivered under or pursuant to each of them together with documentary evidence that the Mortgage has been duly registered as a valid first preferred ship mortgage in accordance with the laws of the jurisdiction of the Approved Flag.

b.	Documentary evidence that the Ship:

i.
has been unconditionally delivered by the Seller to, and accepted by, the Borrower under the Shipbuilding Contract and that the full purchase price payable and all other sums due to the Seller under such Shipbuilding Contract, other than the sums to be financed pursuant to the Utilisation of the Advance, have been paid to the Seller (including, for the avoidance of doubt, the prepositioning with the Seller (or any escrow agent) of the amount of any equity contribution in relation to the final instalment of the Contract Price under the Shipbuilding Contract);

ii.	is definitively and permanently registered in the name of the Borrower under the Approved Flag;

iii.	is in the absolute and unencumbered ownership of the Borrower save as contemplated by the Finance Documents;

iv.	maintains the Approved Classification with the Approved Classification Society free of all recommendations and conditions of the Approved Classification Society; and

v.	is insured in accordance with the provisions of this Agreement and all requirements in this Agreement in respect of insurances have been complied with.

c.
Documents establishing that the Ship will, as from the Delivery Date, be managed commercially by the Approved Commercial Manager and managed technically by the Approved Technical Manager on terms acceptable to the Facility Agent acting with the authorisation of all of the Lenders, together with:

i.	a Manager's Undertaking for each of the Approved Technical Manager and the Approved Commercial Manager; and

ii.
copies of the Approved Technical Manager's Document of Compliance and of the Ship's Safety Management Certificate (together with any other details of the applicable Safety Management System which the Facility Agent requires) and of any other documents required under the ISM Code and the ISPS Code in relation to the Ship including without limitation an ISSC.

d.
At the expense of the Borrower, an opinion from an independent insurance consultant acceptable to the Facility Agent (acting on the instructions of the Majority Lenders) on such matters relating to the Insurances as the Facility Agent may require.

e.
Valuations of the Ship, addressed to the Facility Agent on behalf of the Finance Parties, stated to be for the purposes of this Agreement and dated not earlier than 30 days before the Delivery Date from two Approved Valuers, the average of which shows a value for such Ship of not less than 140 per cent. of the Loan.

3.	Legal opinions
Legal opinions of the legal advisers to the Mandated Lead Arranger, the Facility Agent and the Security Agent in the jurisdiction of the Approved Flag of the Ship, England and Wales and such other relevant jurisdictions as the Facility Agent may require.

4.	Other documents and evidence
Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the Delivery Date for the relevant Advance.

PART C
Conditions subsequent

1.	Within 3 Months after the Delivery Date, a duly executed original of the Account Security (and of each document to be delivered under it).

2.
A legal opinion of Schellenberg Wittmer Ltd, legal advisers to the Mandated Lead Arranger, the Facility Agent and the Security Agent in Switzerland, substantially in the form distributed to the Original Lenders before signing this Agreement and any other legal opinions from s such other relevant jurisdictions as the Facility Agent may require.

Schedule 3

Requests
UTILISATION REQUEST
From:    SBI Lynx Shipping Company Limited
To:    BNP Paribas
Dated: [—] 2018
Dear Sirs
$12,750,000 Facility Agreement dated [—] 2018 (the "Agreement")

1	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2	We wish to borrow the Advance on the following terms:

Proposed Utilisation Date:	[—] (or, if that is not a Business Day, the next Business Day)
Amount:    [—] or, if less, the Available Facility

3
We confirm that each condition specified in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent) of this Agreement as they relate to the Advance to which this Utilisation Request refers is satisfied on the date of this Utilisation Request.

4	The proceeds of this Advance should be credited to [account].

5	This Utilisation Request is cannot be revoked without the prior written consent of the Majority Lenders.
Yours faithfully

____________________                        _
[—]
authorised signatory for
SBI Lynx Shipping Company Limited

Schedule 4
Form of Transfer Certificate
To:    BNP PARIBAS as Facility Agent
From:    [The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender")
Dated: [—]
Dear Sirs
$12,750,000 Facility Agreement dated [—] 2018 (the "Agreement")

1
We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2	We refer to Clause 27.5 (Procedure for transfer) of the Agreement:

(a)
the Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all of the Existing Lender's rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Commitment and participation in the Loan under the Agreement as specified in the Schedule in accordance with Clause 27.5 (Procedure for transfer) of the Agreement;

(b)	the proposed Transfer Date is [—];

(c)	the Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) of the Agreement are set out in the Schedule.

3	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 27.4 (Limitation of responsibility of Existing Lenders) of the Agreement.

4	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

6	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.
Note: The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment/rights and obligations to be transferred
[insert relevant details]
[Facility Office address, fax number and attention details
for notices and account details for payments.]

[Existing Lender]    [New Lender]
By: [—]    By: [—]

This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [—].
[Facility Agent]
By: [—]

Schedule 5

Form of Assignment Agreement

To:	BNP Paribas as Facility Agent and [—] as Borrower, for and on behalf of each Obligor
From:    [the Existing Lender] (the "Existing Lender") and [the New Lender] (the "New Lender")

Dated: [—]
Dear Sirs
$12,750,000 Facility Agreement dated [—] 2018 (the "Agreement")

1
We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2	We refer to Clause 27.6 (Procedure for assignment) of the Agreement:

(a)
the Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender's Commitment and participations in the Loan under the Agreement as specified in the Schedule;

(b)
the Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender's Commitments and participations in the Loan under the Agreement specified in the Schedule;

(c)	the New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above;

(d)
all rights and interests (present, future or contingent) which the Existing Lender has under or by virtue of the Finance Documents are assigned to the New Lender absolutely, free of any defects in the Existing Lender's title and of any rights or equities which the Borrower or any other Obligor had against the Existing Lender.

3	The proposed Transfer Date is [—].

4	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

5	The Facility Office and address, fax, number and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) of the Agreement are set out in the Schedule.

6	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 27.4 (Limitation of responsibility of Existing Lenders) of the Agreement.

7
This Assignment Agreement acts as notice to the Facility Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 27.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower) of the Agreement, to the Borrower (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.

8	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

9	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

10	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.
Note: The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE
Commitment rights and obligations to be transferred by assignment, release and accession
[insert relevant details]
[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]    [New Lender]
By: [—]    By: [—]

This Assignment Agreement is accepted by the Facility Agent and the Transfer Date is confirmed as [—].
Signature of this Assignment Agreement by the Facility Agent constitutes confirmation by the Facility Agent of receipt of notice of the assignment referred to herein, which notice the Facility Agent receives on behalf of each Finance Party.
[Facility Agent]
By:

Schedule 6

Form of Compliance Certificate

To:    BNP Paribas as Facility Agent
From:    Scorpio Bulkers Inc.
Dated: [—]

Dear Sirs
M.V. "SBI Lynx"- Facility Agreement dated [—] 2018 (the "Agreement")

1
We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2	We confirm that: [Insert details of covenants to be certified]

3	[We confirm that no Default is continuing.]

4	The Repeating Representations to be made by each Obligor are true.

Signed:    ________________________
Director of Scorpio Bulkers Inc.

Schedule 7

Timetables

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of the Utilisation Request))	Two Business Days before the intended Utilisation Date (Clause 5.1 (Delivery of the Utilisation Request)) or the expiry of the preceding Interest Period (Clause 9.1 (Selection of Interest Periods))
Facility Agent notifies the Lenders of the Advance in accordance with Clause 5.4 (Lenders' participation)	Two Business Days before the intended Utilisation Date.
LIBOR is fixed	Quotation Day as of 11:00 am London time
Reference Bank Rate calculated by reference to available quotations in accordance with Clause 10.2 (Calculation of Reference Bank Rate)	Noon on the Quotation Day

Execution Pages

BORROWER

SIGNED by            ) /s/ Micha Withoft
duly authorised            )
for and on behalf of        )
SBI LYNX SHIPPING
COMPANY LIMITED    )
in the presence of:        ) MICHA WITHOFT
Witness' signature:        ) /s/ Laura Thompson
Witness' name:            ) Laura Thompson
Witness' address:        ) Scorpio Commercial Management S.A.M
“Le Millenium”, 9 Boulevard Charles III
Monaco MC 98000

GUARANTOR

SIGNED by            ) /s/ Eleni Elpis Nassopoulou
duly authorised            )
for and on behalf of        )
SCORPIO BULKERS INC.    )
in the presence of:        ) ELENI ELPIS NASSOPOULOU
Witness' signature:        ) /s/ Laura Thompson
Witness' name:            ) Laura Thompson
Witness' address:        ) Scorpio Commercial Management S.A.M
“Le Millenium”, 9 Boulevard Charles III
Monaco MC 98000

ORIGINAL LENDERS

SIGNED by            ) /s/ Konstantina Kyprianidou
duly authorised             )
for and on behalf of        )
BNP PARIBAS            ) Konstantina Kyprianidou
in the presence of:        ) Attorney-in-Fact
Witness' signature:        ) /s/ Parit Patani
Witness' name:            ) Parit Patani
Witness' address:        ) Watson Farley & Williams LLP
28, avenue Victor Hugo
75116 Paris

MANDATED LEAD ARRANGER

SIGNED by            ) /s/ Konstantina Kyprianidou
duly authorised             )
for and on behalf of        )
BNP PARIBAS            ) Konstantina Kyprianidou
in the presence of:        ) Attorney-in-Fact
Witness' signature:        ) /s/ Parit Patani
Witness' name:            ) Parit Patani
Witness' address:        ) Watson Farley & Williams LLP
             28, avenue Victor Hugo
75116 Paris

FACILITY AGENT

SIGNED by            ) /s/ Konstantina Kyprianidou
duly authorised             )
for and on behalf of        )
BNP PARIBAS            ) Konstantina Kyprianidou
in the presence of:        ) Attorney-in-Fact
Witness' signature:        ) /s/ Parit Patani
Witness' name:            ) Parit Patani
Witness' address:        ) Watson Farley & Williams LLP
28, avenue Victor Hugo
75116 Paris

SECURITY AGENT

SIGNED by            ) /s/ Konstantina Kyprianidou
duly authorised             )
for and on behalf of        )
BNP PARIBAS            ) Konstantina Kyprianidou
in the presence of:        ) Attorney-in-Fact
Witness' signature:        ) /s/ Parit Patani
Witness' name:            ) Parit Patani
Witness' address:        ) Watson Farley & Williams LLP
28, avenue Victor Hugo
75116 Paris